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                                                                    EXHIBIT 10.1

                               [O'CHARLEY'S LOGO]

                                O'CHARLEY'S INC.

                              DEVELOPMENT AGREEMENT

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                                TABLE OF CONTENTS

ARTICLE I Grant ................................................................       2
ARTICLE II Fees ................................................................       4
ARTICLE III Schedule and Manner for Exercising Development Rights...............       5
ARTICLE IV Prerequisites to Obtaining Licenses..................................      11
ARTICLE V Term .................................................................      13
ARTICLE VI Duties of Developer..................................................      14
ARTICLE VII Default and Termination.............................................      18
ARTICLE VIII Transfer of Interest...............................................      23
ARTICLE IX Covenants............................................................      29
ARTICLE X Independent Contractor and Indemnification............................      32
ARTICLE XI Approvals............................................................      33
ARTICLE XII Non-Waiver and Remedies.............................................      33
ARTICLE XIII Notices............................................................      34
ARTICLE XIV Severability and Construction.......................................      34
ARTICLE XV Entire Agreement; Applicable Law.....................................      35
ARTICLE XVI Acknowledgments.....................................................      38

Attachment A    Operating Agreement.............................................    A-1
Attachment B    Lease Rider.....................................................    B-1
Attachment C    Confidentiality And Non-Compete Agreement.......................    C-1
Attachment D    Statement Of Ownership Interests and Principals.................    D-1
Attachment E    Guaranty........................................................    E-1

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                                O'CHARLEY'S INC.

                              DEVELOPMENT AGREEMENT

      THIS DEVELOPMENT AGREEMENT (this "Agreement") is made and entered into this 18th day of May, 2005, by and among O'Charley's Inc., a Tennessee corporation ("Licensor"), O'Candall Group, Inc., an Ohio corporation ("Developer") and Sam Covelli, an individual residing in the State of Ohio (the "Controlling Principal").

                                   WITNESSETH:

      WHEREAS, Licensor, as a result of the expenditure of time, skill, effort and money, has developed and owns the rights to develop and operate a unique system of full service varied menu casual dining restaurants which feature freshly prepared items such as hand-cut and aged steaks, fresh chicken, seafood, homemade yeast rolls and fresh-cut salads with special recipe dressings and which serve alcoholic beverages through a full-service bar all under the trademark O'Charley's(R) (the "System");

      WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, color schemes, awnings, neons and furnishings, special recipes and menu items, uniform standards, specifications and procedures for operations, quality and uniformity of products and services offered, procedures for inventory management and financial control, training and assistance, and advertising and promotional programs, all of which may be changed, improved and further developed by Licensor from time to time;

      WHEREAS, Licensor identifies the System by means of certain trade names, service marks, trademarks, emblems and indicia of origin, including, but not limited to, the mark O'Charley's(R) and such other trade names, service marks and trademarks as are now designated (and may hereafter be designated by Licensor in writing) for use in connection with the System (the "Proprietary Marks");

      WHEREAS, Licensor continues to develop, use and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance and service;

      WHEREAS, the value of Licensor's Proprietary Marks is based upon: (a) the maintenance of uniform high quality standards in connection with the preparation and sale of Licensor-approved food and beverage products; (b) the uniform high standards of appearance of the individual restaurant units in the System; (c) the use of distinctive Proprietary Marks, building designs and advertising signs representing a uniformly high quality of products and services; and (d) the assumption by its franchisees of the obligation to maintain and enhance the goodwill and public acceptance of the System and of the Proprietary Marks by strict adherence to the high standards required by Licensor; and

      WHEREAS, Developer wishes to obtain certain development rights to operate one (1) or more full-service O'Charley's restaurants (each, a "Restaurant" or "Licensed Business," and

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together, the "Restaurants" or "Licensed Businesses") under the System in the territory described in this Development Agreement.

      NOW, THEREFORE, the parties, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                      GRANT

      A. In reliance on the representations, warranties, covenants and agreements of Developer and its Controlling Principals hereunder, Licensor hereby grants to Developer and Developer hereby accepts, pursuant to the terms and conditions of this Agreement, the right and obligation to develop the number of Restaurants described in the Development Schedule (as defined below) solely within the geographic area(s) described on Schedule 1 hereto (collectively the "Territory"). Developer may be granted rights to develop additional Restaurants in Licensor's sole discretion. Any and all such rights to develop Restaurants are subject to Developer's full compliance with all conditions precedent to the grant of such rights outlined in this Agreement, and any such rights shall be exercised in accordance with Article III.

      B. Developer acknowledges and understands that the rights granted hereunder are for the development of full-service O'Charley's restaurants. Except as provided in this Agreement, and subject to Developer's full compliance with this Agreement and any other agreements among Developer, or any of its Affiliates and Licensor or any of its Affiliates, neither Licensor nor its Affiliates shall establish or authorize any other person or any other corporation, limited liability company, partnership, limited partnership, joint venture, association, trust, unincorporated association or any other business entity (each, an "Entity"), other than Developer, to establish a Restaurant in the Territory during the term of this Agreement. Notwithstanding the above, Developer acknowledges and agrees that Licensor and its Affiliates operate restaurants under the trademark O'Charley's(R) and further agrees and acknowledges that the rights granted hereby are only for the development and operation of one (1) or more full-service O'Charley's restaurants, and, therefore, Licensor and its Affiliates may conduct (or authorize one or more third parties to conduct) the following activities:

            (1) Licensor, its Affiliates, any O'Charley's developer or operator and any other authorized person or Entity shall have the right, at any time, to advertise and promote the System, and fill customer orders by providing catering and/or delivery services in the Territory.

            (2) Licensor and its Affiliates may offer and sell (or may authorize others to offer and sell) collateral and ancillary products and services under the Proprietary Marks which may be similar to those offered by the Restaurants in the Territory if offered and sold other than through a full-service O'Charley's restaurant, such as pre-packaged food products, t-shirts and O'Charley's memorabilia.

            (3) Subject to the requirements of Section I(B)(4), Licensor and its Affiliates may (a) offer and sell in the Territory (or may authorize others to offer and sell) such products and services under the Proprietary Marks through any permanent, temporary or seasonal food

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service facility (e.g., a kiosk, concession or multi-brand facility) that will provide a limited number or representative sample of the products and services normally offered by, and be located in a smaller facility than, a full-service O'Charley's restaurant ("Alternative Distribution Facilities"), or (b) operate (or authorize others to operate) in the Territory a full-service O'Charley's restaurant or other similar food service facilities offering the same products and services offered by a full-service O'Charley's restaurant or an Alternative Distribution Facility in any area of retail sales establishments, food courts, transportation facilities (e.g., airports, train stations, bus terminals or port authorities), hospitals and other healthcare facilities, cafeterias, commissaries, schools, hotels, sports and entertainment facilities (e.g., stadiums, arenas, ball parks or convention centers) and other mass gathering locations or events designated by Licensor (each, an "Excluded Area").

            (4) Licensor shall first offer to Developer the right to open and operate (a) an O'Charley's restaurant in an Excluded Area within the Territory (each, an "Excluded Area Restaurant"), or (b) an Alternative Distribution Facility within the Territory, in each such case on such terms and conditions as such arrangements may be offered to third parties as determined by Licensor or any other third party involved in the arrangement such as an airport or stadium authority, educational institution or other facilities operator (each, a "Facilities Operator"), as applicable; provided, however, that to be eligible to receive such offer, Developer must (x) not be in default under this Agreement or any Operating Agreement executed pursuant to this Agreement, and (y) meet each of the conditions outlined in Section IV(B) and any other criteria and qualifications deemed necessary by Licensor or any Facilities Operator to open and operate such Excluded Area Restaurant or Alternative Distribution Facility. If Developer does not meet any of the criteria or qualifications required by Licensor or the Facilities Operator, then Developer shall have no right to open and operate, or to receive an offer to open and operate, the Excluded Area Restaurant or the Alternative Distribution Facility, and Licensor may conduct such business, or authorize any other person or Entity to do so. If Developer meets all of the conditions, criteria and qualifications required by Licensor and the Facilities Operator, Licensor shall offer to Developer the right to open and operate such Excluded Area Restaurant or Alternative Distribution Facility. Developer shall have thirty (30) days after receipt of written notification of any such offer from Licensor in which to accept such offer. If Developer fails to notify Licensor in writing of Developer's intent to accept the offer within such thirty (30) day time period, Licensor may conduct such business itself, or authorize any other person or Entity to do so.

            (5) Licensor and its Affiliates may offer and sell (or may authorize others to offer and sell) products and services under any other names and marks.

            (6) Licensor, its Affiliates, any O'Charley's restaurant developer or operator and any other authorized person or Entity may establish and operate a full-service O'Charley's restaurant anywhere outside of the Territory regardless of proximity to the Territory or the Location (as defined in the Operating Agreement) of any O'Charley's Restaurant operated by Developer.

      C. This Agreement is not a franchise or license agreement and does not grant to Developer any right or license to operate a Restaurant, distribute goods or services, or any right to use or interest in the Proprietary Marks (such right and license being granted only pursuant to

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the Operating Agreement applicable to individual Restaurants as such Operating
Agreement may be entered into and become effective pursuant to this Agreement and such Operating Agreement).

      D. After this Agreement expires or is terminated, Licensor shall have the complete and unrestricted right to operate or license other persons to operate one or more restaurants utilizing the System in the Territory (except at Locations for which Developer has a then outstanding and effective Operating Agreement).

                                   ARTICLE II
                                      FEES

      A. Simultaneously with the execution of this Agreement, Developer shall pay Licensor an initial development fee of Ten Thousand Dollars ($10,000) for each Restaurant to be developed pursuant to this Agreement.

      B. Developer acknowledges that the development fees being paid to Licensor simultaneously with the execution of this Agreement are being paid in partial consideration of the administrative and other expenses incurred by Licensor in connection with the development rights granted hereunder and for its lost or deferred opportunity to grant such rights to any other party. Developer acknowledges that no part of such fees shall be refunded to Developer under any circumstances, even if no Restaurants are opened by Developer under this Agreement, and that Developer shall have no right to recover from Licensor, directly or indirectly, any of such portion of the development fees.

      C. Pursuant to its obligations hereunder and under the applicable Operating Agreements, Licensor will make various expenditures in connection with the development of prospective Restaurant sites by Developer, including expenditures for travel, lodging and meals. Developer shall promptly notify Licensor of a decision to cease development of a prospective Restaurant site. In the event that Developer fails to open a Restaurant at any such site, Developer shall reimburse Licensor for Licensor's expenditures with respect to that site. In such event, Licensor shall provide Developer with an itemized list of Licensor's expenditures with respect to that site within sixty (60) days after Licensor receives notice that Developer no longer intends to develop a Restaurant at that site, and Developer shall reimburse Licensor for such expenditures within thirty (30) days after receiving such list.

      D. Developer shall not be entitled to withhold payments due Licensor under this Agreement on grounds of alleged nonperformance by Licensor hereunder. Any payment not actually received by Licensor on or before the date due shall be deemed overdue. Time is of the essence with respect to all payments to be made by Developer to Licensor. All unpaid obligations under this Agreement shall bear interest from the date due until paid at the lesser of (1) the prime commercial rate of interest as reported in the Wall Street Journal (Southeastern edition) from time to time or by any bank or financial institution designated from time to time by Licensor for short term unsecured loans to substantial and responsible commercial borrowers, plus three percent (3%), or (2) the maximum rate allowed by applicable law. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum rate allowed by applicable

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law. If any excess of interest is provided for herein, or shall be adjudicated to be so provided in this Agreement, the provisions of this paragraph shall govern and prevail, and neither Developer nor its Principals shall be obligated to pay the excess amount of such interest. If for any reason interest in excess of the maximum rate allowed by applicable law shall be deemed charged, required or permitted, any such excess shall be applied as a payment and reduction of any other amounts which may be due and owing hereunder, and if no such amounts are due and owing hereunder then such excess shall be repaid to the party that paid such interest.

      E.    Developer acknowledges that the Development Period extension fees in
Article III and the transfer fee in Section VIII(B)(2)(j) may, in Licensor's sole discretion, be increased annually effective January 1 of each year beginning on January 1 of the year following the date of this Agreement, by an amount equal to the annual percentage increase during the preceding calendar year in the Consumer Price Index---All Consumers (All Items)---United States City Average, as compiled and published by the United States Department of Labor, or such comparable successor index as may be designated by Licensor from time to time.

                                  ARTICLE III
              SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS

      A. Developer shall enter into a separate Operating Agreement with Licensor for each Restaurant for which a development right is granted. The Operating Agreement to be executed for each Restaurant to be developed under this Agreement shall be in the form of the Operating Agreement attached hereto as Attachment A.

      B. (1) Acknowledging that time is of the essence, and subject to the requirements of Article IV, Developer agrees to exercise its development rights according to the development schedule set forth on Schedule 1 hereto (the "Development Schedule"), which schedule designates the number of Restaurants in the Territory to be established and in operation by Developer upon the expiration of each of the designated development periods (the "Development Periods").

                  (a) Developer shall have the obligation to develop each Restaurant within the Territory during the Development Periods. If Developer has developed the Restaurant(s) required in the applicable Development Period in accordance with the Development Schedule and continues to meet the conditions set forth in Article IV, Developer shall have the right and obligation to develop the Restaurant(s) required during the next applicable Development Period. Developer acknowledges that compliance with its development obligations in each Development Period described above and continued compliance with Article IV is a condition precedent to the receipt of such additional development rights. If Developer fails to meet its development obligations or fails to comply with the Operational Approval, Financial Approval, Legal Approval and Ownership Approval requirements in Article IV, the conditions to the receipt of those further development rights shall not have been met, and Developer shall have no further rights to develop Restaurants hereunder.

                  (b) During any of the Development Periods set forth above, subject to the terms and conditions of this Agreement, Developer, with Licensor's prior written consent (which consent may be withheld in Licensor's sole discretion), may develop more than the total

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minimum number of Restaurants which Developer is required to develop during that
Development Period. Notwithstanding the above, Developer shall not open or operate more than the cumulative total number of Restaurants Developer is obligated to develop under this Agreement as set forth above in the Development Schedule without Licensor's consent, which may be withheld in Licensor's sole discretion. Any Restaurants developed during a Development Period in excess of the minimum number of Restaurants required to be developed upon expiration of that Development Period, shall be applied to satisfy Developer's development obligation during the next succeeding Development Period, if any.

            (2) If during the term of this Agreement, Developer ceases to operate any Restaurant developed under this Agreement for any reason, Developer shall develop a replacement Restaurant to fulfill Developer's obligation to have open and in operation the required number of Restaurants upon the expiration of each Development Period. The replacement Restaurant shall be developed within the Territory and within a reasonable time to be determined by Licensor after Developer ceases to operate the Restaurant to be replaced. If during the term of this Agreement, Developer, in accordance with the terms of any Operating Agreement for a Restaurant developed under this Agreement, transfers its interest in such Restaurant, the transferred Restaurant shall continue to be counted in determining whether Developer has complied with the Development Schedule so long as it continues to be operated as an O'Charley's restaurant and the transfer of the Restaurant is made in accordance with Article VIII of this Agreement. If the transferred Restaurant ceases to be operated as an O'Charley's restaurant during the term of this Agreement, Developer shall develop a replacement Restaurant within the Territory and within a reasonable time to be determined by Licensor after the transferred Restaurant ceases to be operated as an O'Charley's restaurant. In either case, the reasonable time period shall apply to the development of the replacement Restaurant only. In Licensor's sole discretion, however, Licensor may extend the term of the applicable Development Period; provided, however, that in no event shall such time period exceed three
(3) months; and, provided, further, that such agreed time period shall not extend the term of this Agreement. In addition, Developer shall be required to pay to Licensor a lost revenue fee for any Restaurant that ceases to be operated as an O'Charley's restaurant. The lost revenue fee shall be an amount equal to the amount of revenue that Licensor would have received from Developer during the period between the closing of the Restaurant and the opening of the replacement Restaurant had the original Restaurant never closed. The lost revenue fee shall be determined by multiplying (x) by (y) where (x) equals the number of Accounting Periods (both complete and partial) between the closing of the Restaurant and the opening of the replacement Restaurant and (y) equals the greater of: (i) the closed Restaurant's Gross Sales (as that term is defined in the Operating Agreement) for its last full Accounting Period of operation, or
(ii) the average of the Restaurant's last twelve (12) Accounting Periods (or such shorter period the Restaurant has been operating) of Gross Sales. For purposes of this Agreement, the term "Accounting Period" shall mean the accounting period for the Restaurant as established by Licensor from time to time and described in the Manuals.

            (3) Developer shall open each Restaurant developed hereunder and shall commence business in accordance with the Development Schedule described in this Article III.

                  (a) Developer may request in writing that Licensor extend the Development Period of any one Restaurant to permit Developer to complete construction and

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begin operation of such Restaurant. If Licensor determines, in its sole discretion, to grant any such request, the applicable Development Period shall be extended for a period of thirty (30) days (each such 30-day period being referred to as an "Extension Period"). Developer's initial written request for an extension must be received by Licensor no later than sixty (60) days prior to the end of the Development Period for that Restaurant, and such written request must include a description of the reasons for Developer's failure to develop in a timely manner and the date that Developer expects to complete construction and opening of the Restaurant. During an Extension Period, any written request for a subsequent Extension Period for that Restaurant must be received by Licensor no later than fifteen (15) days prior to the end of the Extension Period for that Restaurant, and such written request must include a description of the reasons for Developer's failure to develop in a timely manner and the date that Developer expects to complete construction and opening of the Restaurant.

                  (b) If Developer has agreed to develop five (5) or more Restaurants hereunder, unless otherwise agreed to by Licensor, in Licensor's sole and absolute discretion, Developer shall not be entitled to more than three
(3) Extension Periods for any one Restaurant, nor more than six (6) Extension Periods during the term of this Agreement. If Licensor permits a fourth (4th) Extension Period for any one Restaurant, Developer must pay Licensor an extension fee of Ten Thousand Dollars ($10,000) at the beginning of such Extension Period, plus another Ten Thousand Dollar ($10,000) extension fee at the beginning of each Extension Period Licensor approves thereafter until such Restaurant has begun operation. If Licensor permits a seventh (7th) Development Period, Developer must pay Licensor an extension fee of Ten Thousand Dollars ($10,000) at the beginning of such Extension Period, plus another Ten Thousand Dollar ($10,000) extension fee at the beginning of each Extension Period Licensor approves thereafter until such Restaurant has begun operation. No extension of any Development Period will affect the duration of any Development Period for any other Restaurant or any of Developer's other development obligations hereunder.

                  (c) If Developer has agreed to develop four (4) or fewer Restaurants hereunder, unless otherwise agreed to by Licensor, in Licensor's sole and absolute discretion, Developer will be permitted no more than three (3) Extension Periods during the term of this Agreement. If Licensor permits a fourth (4th) Extension Period, Developer must pay Licensor an extension fee of Ten Thousand Dollars ($10,000) at the beginning of such Extension Period, plus another Ten Thousand Dollar ($10,000) extension fee at the beginning of each Extension Period Licensor approves thereafter until such Restaurant has begun operation. No extension of any Development Period will affect the duration of any Development Period for any other Restaurant or any of Developer's other development obligations hereunder.

      C. Developer acknowledges that the projected opening dates ("Projected Opening Dates") for each Restaurant set forth on Schedule 1 hereto are reasonable and consistent with the requirements of the Development Schedule. Subject to Developer's compliance with Article IV hereof, Developer shall execute an Operating Agreement for each Restaurant no later than six (6) months prior to the Projected Opening Date for the applicable Restaurant.

      D. Developer assumes all cost, liability, expense and responsibility for locating, obtaining and developing sites for each Restaurant, and for constructing and equipping each Restaurant at each such site. Developer shall not make any binding commitment to a prospective

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vendor or lessor of real estate with respect to a site for a Restaurant unless the site is accepted as set forth below. Developer acknowledges that the location, selection, procurement and development of a site for each Restaurant is Developer's responsibility; that in discharging such responsibility Operator may consult with real estate and other professionals of Developer's choosing; and that Licensor's acceptance of a prospective site and the rendering of assistance in the selection of a site does not constitute a representation, promise, warranty or guarantee, express or implied, by Licensor that the Restaurant operated at that site will be profitable or otherwise successful.

            (1) In connection with the development of each Restaurant hereunder, Licensor shall do the following:

                  (a) Licensor shall provide Developer with written site selection guidelines, which may be found within the Manuals or may otherwise be communicated to Developer, and such site selection assistance as Licensor may deem advisable.

                  (b) Licensor shall provide such on-site evaluation as Licensor may deem necessary on its own initiative or in response to Developer's reasonable request for site acceptance; provided, however, that Licensor shall not provide an on-site evaluation for any proposed site prior to the receipt of all required information and materials concerning such site prepared pursuant to Section (III)(D)(2)(a). Licensor (or its designee) will provide at no additional charge to Developer three (3) on-site evaluations for each of the first three
(3) Restaurants to be developed hereunder, and one (1) on-site evaluation for each additional Restaurant to be developed hereunder. If additional on-site evaluations are deemed appropriate by Licensor, or upon Developer's reasonable request, Licensor reserves the right to charge a fee for each such evaluation representing the reasonable expenses incurred by Licensor (or its designee) in connection with such on-site evaluation, including, without limitation, the cost of travel, lodging and meals.

                  (c) Licensor shall loan to Developer a set of prototypical architectural and design plans and specifications for an O'Charley's Restaurant.

            (2)   (a)   Developer shall locate a site for the Restaurant that
satisfies the Licensor's written site selection guidelines. Developer shall submit to Licensor, in the form specified by Licensor in the Manuals, a fully completed site selection acceptance request package which shall include a description of the site, evidence satisfactory to Licensor demonstrating that the site satisfies Licensor's current site selection guidelines and criteria, a letter of intent or other evidence satisfactory to Licensor which confirms Developer's favorable prospects for obtaining the site, together with such other information and materials as required in the Manuals or as Licensor may otherwise reasonably require. Recognizing that time is of the essence, Developer agrees that it will submit each such fully completed site selection acceptance request package and materials for the proposed site to Licensor for its acceptance at such time and in accordance with such procedures as are set forth in the Manuals, or which are otherwise communicated to Developer by Licensor. Licensor shall have thirty (30) days after receipt of this information and materials to accept or reject, in its sole discretion, the proposed site as the location for the Restaurant. In the event Licensor rejects the proposed site, Licensor may submit

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to Operator a document outlining the reasons why Licensor rejected the proposed site. No site may be used for the location of the Restaurant unless it is first accepted in writing by Licensor.

                  (b) After a location for the Restaurant is accepted by Licensor and acquired by Developer, the Location shall be described in Attachment A to the Operating Agreement that will be executed by Developer in connection with such Restaurant, which description shall be the legal description and/or street address of the site at which the Restaurant is to be located.

            (3) At least six (6) months prior to the Projected Opening Date for such Restaurant, Developer shall acquire by purchase or lease, at Developer's expense, the site for the Restaurant as set forth below.

                  (a) If Developer intends to purchase the premises for the Restaurant, Developer shall submit a copy of the proposed contract of sale to Licensor for its written acceptance prior to Developer's execution of such contract and shall furnish to Licensor a copy of the executed contract of sale within ten (10) days after execution. If Developer intends to occupy the premises of the Restaurant under a lease, Developer shall submit a copy of the proposed lease to Licensor for Licensor's written acceptance prior to Developer's execution of such lease and shall furnish to Licensor a copy of the executed lease within ten (10) days after execution. No lease for the Restaurant premises shall be accepted by Licensor unless a rider to the lease, prepared by Licensor and executed by Licensor, Developer and the lessor, in substantially the form attached as Attachment B, is attached to the lease and incorporated therein. Licensor shall have thirty (30) days after receipt of the proposed lease or the proposed contract of sale to either accept, reject or propose amendments to such documentation prior to its execution. If Licensor fails to notify Developer of an objection to the proposed lease or the proposed contract of sale within this time period, Developer may use such lease or contract of sale; provided, however, the proposed contract or lease satisfies Licensor's then current criteria and requirements for contracts or leases outlined in the Manuals or as otherwise communicated to Developer by Licensor. These criteria and requirements may include financial requirements, specific lease requirements or other requirements that Licensor deems necessary. Licensor retains the right to vary from any requirement, add new requirements or make exceptions to any requirements in Licensor's sole discretion.

                  (b) Developer shall be responsible for obtaining all zoning classifications and clearances which may be required by state or local laws, ordinances or regulations or which may be necessary as a result of any restrictive covenants relating to the Restaurant premises. Prior to beginning the construction of the Restaurant, Developer shall (i) obtain all permits, licenses and certifications (including licenses and permits to sell alcoholic beverages at the Restaurant) required for the lawful construction or remodeling and operation of the Restaurant (provided, however, that if a liquor license cannot be obtained before a Certificate of Occupancy is granted, then Developer shall use its best efforts to obtain the liquor license as soon as possible thereafter, and shall keep Licensor fully informed of the status of Developer's application for the liquor license), and (ii) certify in writing to Licensor that the insurance coverage specified in Article XIII of the Operating Agreement is in full force and effect and that all required approvals, clearances, permits and certifications (including alcoholic beverage licenses and permits) have been obtained. Upon request, Developer shall provide to Licensor

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additional copies of Developer's insurance policies or certificates of insurance and copies of all such approvals, clearances, permits and certifications.

                  (c) Developer must independently obtain any architectural, engineering and design services it deems necessary for the construction of the Restaurant at its own expense from an architectural design firm, which Licensor reserves the right to approve. Developer shall adapt the prototypical architectural and design plans and specifications for construction of the Restaurant provided to Developer by Licensor as necessary for the construction of the Restaurant and shall submit such adapted plans to Licensor for review. If Licensor determines, in its sole discretion, that any such plans do not satisfy Licensor's architectural or design standards and specifications for a full-service O'Charley's restaurant or are not consistent with the best interests of the System, Licensor may prohibit the implementation of such plans, and in this event will notify Developer of any objection(s) within thirty (30) days of receiving such plans or such other time period as may be specified in the Manuals. If Licensor fails to notify Developer of an objection to the plans within this time period, Developer may use such plans, provided such plans satisfy Licensor's then current architectural and design standards and specifications for a full-service O'Charley's restaurant. If Licensor objects to any such plans, it shall provide Developer with a reasonably detailed list of changes necessary to make the plans acceptable. Licensor shall, upon a resubmission of the plans with such changes, notify Developer within thirty (30) days of receiving the resubmitted plans whether the plans are acceptable. If such changes are not acceptable, Licensor shall notify Developer of such objections as described above, and Developer shall resubmit such plans in accordance with the procedures described above until such plans are accepted by Licensor. If Licensor fails to notify Developer of any objection within such time period, Developer may use the resubmitted plans. Developer acknowledges that acceptance by Licensor of such plans does not constitute a representation, warranty or guarantee, express or implied, by Licensor that such plans are free of architectural or any design errors and thus, Licensor shall have no liability to Developer or any other party with respect thereto.

                  (d) Prior to commencement of construction, Developer must submit all requested information, including, but not limited to, architectural and design plans, construction schedules and current budgets in accordance with Licensor's request. As time is of the essence, Developer shall timely commence and diligently pursue construction of the Restaurant. Commencement of construction shall be defined as the time at which any site work is initiated by or on behalf of Developer at the Location accepted for the Restaurant. Site work includes, without limitation, paving of parking areas, installing outdoor lighting and sidewalks, extending utilities and demolishing of any existing premises, depending on whether the accepted Location for the Restaurant is freestanding. During the time of construction or remodeling, Developer shall provide Licensor with such periodic reports regarding the progress of the construction or remodeling as may be reasonably requested by Licensor or as required in the Manuals. In addition, Licensor shall make such on-site inspections as it may deem reasonably necessary to evaluate such progress. If during such inspections Licensor identifies instances where Developer's construction is inconsistent with, or does not meet, Licensor's standards, Licensor shall notify Developer in writing of such deficiencies, and Developer shall correct such deficiencies prior to opening the Restaurant. Developer shall notify Licensor of the scheduled date for completion of construction no later than sixty (60) days prior to such date. Within a reasonable time after the date of completion of construction, Licensor shall, at its option, conduct an inspection of the completed Restaurant. Developer acknowledges and agrees that Developer will not open the Restaurant for business without written authorization of Licensor and that authorization to open shall be conditioned upon Developer's strict compliance with this Agreement.

                                   ARTICLE IV
                       PREREQUISITES TO OBTAINING LICENSES

      A. Developer and Controlling Principals understand and acknowledge that the rights and duties set forth in this Agreement are personal to Developer and its Controlling Principals (as applicable), are non-delegable and non-assignable, and that Licensor has granted such rights in reliance on the business skill, financial capacity and personal character of and expectations of performance of the duties hereunder by Developer and Controlling Principals. Developer and Controlling Principals have represented to Licensor that they have entered this Agreement for the purpose of fully complying and with the intention to fully comply with the Restaurant development obligations hereunder and not for the purpose of reselling the development rights granted herein. Developer and Controlling Principals understand and agree that this Agreement does not confer upon Developer a right to develop or license to operate any Restaurant, but is intended by the parties to set forth the terms and conditions which, if fully satisfied by Developer, shall entitle Developer to obtain the right to develop and operate each Restaurant under an Operating Agreement within the Territory.

      B. In the event that Developer shall have obtained Licensor's acceptance of a particular proposed site for a Restaurant and shall have paid to Licensor all of the development fees due under this Agreement and all of the license fees due under the applicable Operating Agreement, and if Licensor, in the exercise of its sole and absolute discretion, has granted Developer, in writing, "Operational Approval," "Financial Approval," "Legal Approval" and "Ownership Approval" (collectively the "Conditions"), then Licensor will grant Developer a license to operate a Restaurant at the site in question. As used herein, Licensor will give Developer Operational Approval, Financial Approval, Legal Approval and Ownership Approval under the following circumstances:

            (1) Operational Approval will be granted if Licensor has determined, in the exercise of its sole discretion, that:

                  (a) Developer is in compliance with the Development Schedule (including any extensions approved by Licensor in writing) and this Agreement and has opened each Restaurant as required under the Development Schedule (including any extensions approved by Licensor in writing);

                  (b) Developer and its Affiliates are in compliance with any other agreement between Developer and its Affiliates and Licensor and its Affiliates;

                  (c) Developer is conducting the operation of its existing Restaurants, if any, and is capable of conducting the operation of each proposed Restaurant required under the Development Schedule:

                        (i) in accordance with the terms and conditions of the Agreement and any amendments thereto;

                        (ii) in accordance with the provisions of the respective Operating Agreements and any amendments thereto; and

                        (iii) in accordance with the standards, specifications
            and procedures:

                              (A) set forth and described in the Manuals (as defined in the Operating Agreement), as such Manuals may be amended from time to time;

                              (B)   as evaluated by Licensor, in its sole
                  discretion, in accordance with the evaluation programs outlined in the Manuals; or

                              (C)   as otherwise set forth by Licensor in
                  writing.

            (2) Developer acknowledges and agrees that it is vital to Licensor's interest that each of its operators be financially sound to avoid failure of an O'Charley's restaurant and that such failure would adversely affect the reputation and good name of Licensor and the System. In accordance with the foregoing criteria, Financial Approval will be granted if:

                  (a) Developer and Controlling Principals satisfy Licensor's then-current financial criteria for developers and controlling principals of O'Charley's restaurants with respect to Developer's operation of its existing Restaurants, if any, and the proposed Restaurant;

                  (b) Developer and Controlling Principals have been and are faithfully performing all terms and conditions under each of the existing Operating Agreements with Licensor, if any;

                  (c) Developer is not in default, and has not been in default during the twelve (12) months preceding Developer's request for financial approval, of any monetary obligations owed to Licensor or its Affiliates under any Operating Agreement or other agreement between Developer or any of its Affiliates and Licensor or any of its Affiliates; and

                  (d) Developer is not in default, and has not been in default during the twelve (12) months preceding the date of this Agreement, of any financial covenant or monetary obligation with any of its lenders or financing sources.

            (3) Legal Approval will be granted if Developer has executed and delivered to Licensor, in a timely manner, all information and documents requested by Licensor prior to and as a basis for the issuance of individual licenses or pursuant to any right granted to Developer by this Agreement or by any Operating Agreement between Developer and Licensor and has taken such additional actions in connection therewith as may be requested by Licensor from time to time.

            (4)   Ownership Approval will be granted if:

                  (a) neither Developer nor any of its Controlling Principals (as applicable) shall have transferred a Controlling Interest in Developer; and

                  (b) Developer and Controlling Principals upon whom Licensor has relied to perform the duties under this Agreement shall continue to own and exercise control over a Controlling Interest in Developer.

      C.    (1)   If Licensor determines, in its sole discretion, that Developer and Controlling Principals:

                  (a) have met all of the Conditions prior to the grant of the right to establish each additional Restaurant, then Licensor shall grant to Developer the right to develop such additional Restaurants pursuant to the Development Schedule; or

                  (b) have not met one (1) or more of the Conditions, Licensor may (in addition to any other rights or remedies Licensor may have) suspend, without extending the term of this Agreement, Developer's right to develop Restaurants until the Conditions are satisfied in Licensor's sole discretion, and re-state the Development Schedule (which may include a reduction in the number of Restaurants and the number of Development Periods).

            (2) The Conditions described above shall survive the termination or expiration of this Agreement and shall apply with respect to any Operating Agreement executed pursuant to this Development Agreement.

      D. It is understood and agreed that the foregoing criteria apply to the operational, financial, legal and ownership aspects of any Restaurant franchised by Licensor in which Developer or any Controlling Principal has any legal or equitable interest. It is further understood and agreed that Developer and Controlling Principals have an ongoing responsibility to operate each Restaurant in which Developer or any Controlling Principal has any legal or equitable interest in a manner which satisfies the foregoing requirements for Operational Approval, Financial Approval, Legal Approval and Ownership Approval.

                                   ARTICLE V
                                      TERM

      A. Unless sooner terminated in accordance with this Agreement, the term of this Agreement and all rights granted by Licensor under this Agreement shall expire on the date on which Developer successfully and in a timely manner has exercised all of the development rights and completed the development obligations under this Agreement in accordance with the Development Schedule (including, if applicable, any extension thereof under Section III(B)(3)).

      B. As set forth in Section VII(E)(3), upon such expiration, Licensor shall, subject to the terms of the Operating Agreements executed pursuant hereto, have the right to develop, or authorize any other person or Entity to develop, O'Charley's restaurants in the Territory and Developer shall have no further rights with respect to the development of O'Charley's restaurants in the Territory; provided, however, if an Operating Agreement is fully executed in accordance with Article III, prior to the expiration of the Development Schedule, Developer shall complete the development of such Restaurant subject to the Operating Agreement and shall open and operate such Restaurant as provided in the Operating Agreement.

                                   ARTICLE VI
                               DUTIES OF DEVELOPER

      A. Developer and Controlling Principals, as applicable, make the following representations, warranties and covenants and accept the following obligations:

            (1) If Developer is a corporation, limited liability company, partnership or other Entity, Developer make the following representations, warranties and covenants to Licensor:

                  (a) Developer is duly organized and validly existing under the state law of its formation.

                  (b) Developer is duly qualified and is authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification.

                  (c) Developer's corporate charter, written operating agreement or written partnership agreement shall at all times provide that the activities of Developer are confined exclusively to the development and operation of O'Charley's restaurants. Unless otherwise consented to by Licensor in writing, Developer shall not use the Proprietary Marks as part of its corporate or other legal name, and, in any event, shall obtain Licensor's approval of such corporate or other legal name prior to applying for or filing it with the applicable government authority.

                  (d) The execution of this Agreement and the consummation of the transactions contemplated hereby are within Developer's corporate power, if Developer is a corporation, are permitted under Developer's articles of organization and written operating agreement and have been duly authorized by Developer, if Developer is a limited liability company, or are permitted under Developer's written partnership agreement and have been duly authorized by Developer, if Developer is a partnership.

                  (e) If Developer is a corporation, copies of Developer's Articles of Incorporation, Bylaws, other governing documents, any amendments thereto, resolutions of the Board of Directors authorizing entry into and performance of this Agreement and any certificates, buy-sell agreements or other documents restricting the sale or transfer of stock of the corporation, and any other documents as may be reasonably required by Licensor, shall have been furnished to Licensor prior to the execution of this Agreement; if Developer is a limited liability company, copies of Developer's articles of organization, operating agreement, any buy-sell agreements or other documents restricting the sale or transfer of interests in the limited liability company, and any other governing documents and any amendments thereto shall have been furnished to Licensor prior to the execution of this Agreement; or, if Developer is a partnership, copies of Developer's written partnership agreement, any buy-sell agreements or other documents restricting the sale or transfer of interests in the partnership, and any other governing documents and any amendments thereto shall have been furnished to Licensor prior to the execution of this Agreement. Developer shall also provide to Licensor evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of shareholders, members or partners, if such approval or consent is required by statute or by Developer's Articles of Incorporation, Bylaws, articles of organization, operating agreement, written partnership agreement or other governing documents, as applicable.

                  (f) If Developer is a corporation, limited liability company or partnership, the ownership interests in Developer are accurately and completely described in Attachment D. Further, if Developer is a corporation, Developer shall maintain at all times a current list of all owners of record and all beneficial owners of any class of voting securities in Developer, if Developer is a limited liability company, Developer shall maintain at all times a current list of all owners of an interest in the limited liability company, or, if Developer is a partnership, Developer shall maintain at all times a current list of all owners of an interest in the partnership. Developer shall immediately provide a copy of the updated list to Licensor upon the occurrence of any change of ownership and otherwise shall make its list of owners available to Licensor upon request.

                  (g) If, after the execution of this Agreement, any person ceases to qualify as a Principal, or if any individual succeeds to or otherwise comes to occupy a position which would, upon designation by Licensor, qualify him as a Principal, Developer shall notify Licensor within five (5) days after any such change and, upon designation of such person by Licensor as a Principal, or as a Controlling Principal, as the case may be, such person shall execute such documents and instruments (including, as applicable, this Agreement) as may be required by Licensor to be executed by others in such positions.

                  (h) If Developer is a corporation, Developer shall maintain stop-transfer instructions against the transfer on its records of any of its equity and voting securities and each certificate representing an equity or voting security of the corporation shall have conspicuously endorsed upon it a statement, in a form satisfactory to Licensor, that it is held subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section VI(A)(1)(h) shall not apply to the transfer of equity securities of a Publicly-Held Entity that is otherwise approved to be the Operator. If Developer is a limited liability company, its operating agreement shall provide that ownership of an interest in the limited liability company is held subject to all restrictions imposed upon assignments by this Agreement. If Developer is a partnership, its written partnership agreement shall provide that ownership of an interest in the partnership is held subject to all restrictions imposed upon assignments by this Agreement.

                  (i) Developer and each Controlling Principal have provided Licensor with the most recent financial statements of Developer and each Controlling Principal. Developer shall provide an annual balance sheet, income statement, statement of shareholders' equity and statement of cash flows in the form prescribed by Licensor (which may be unaudited, unless otherwise requested or required by Licensor) within one hundred twenty (120) days after Developer's fiscal year end. Such financial statements present fairly the financial position of Developer and each Controlling Principal, as applicable, at the dates indicated therein and with respect to Developer, the results of its operations, cash flow and owners' equity for the years then ended. Developer agrees that it shall maintain at all times during the term of this Agreement, sufficient working capital to fulfill its obligations under this Agreement. Each of the financial statements mentioned above shall be certified as true, complete and correct by Developer's treasurer or chief financial officer (or by the applicable Controlling Principal, as appropriate) and shall have been prepared in conformity with accounting principles generally accepted in the United States of America and consistently applied to all applicable periods involved. Developer's treasurer or chief financial officer shall deliver to Licensor, simultaneously with the financial statements mentioned above, a certificate certifying that Developer is not in default of any of Developer's financial covenants or monetary obligations with any of Developer's lenders or financing sources. No material liabilities, adverse claims, commitments or obligations of any nature exist as of the date of this Agreement, whether accrued, unliquidated, absolute, contingent or otherwise, which are not reflected as liabilities on the financial statements of Developer or such Controlling Principals or otherwise appropriately disclosed in the notes thereto.

                  (j) Each of the Principals, except Controlling Principals, shall execute and bind themselves to the confidentiality and non-competition covenants set forth in the Confidentiality and Non-Compete Agreement attached hereto as Attachment C to this Agreement (see Sections IX(B)(2) and IX(I)). Controlling Principals shall jointly and severally guarantee Developer's performance of all of Developer's obligations (including, but not limited to, the payment of fees), covenants and agreements described in this Agreement pursuant to the terms and conditions of the guaranty attached hereto as Attachment E, and do otherwise bind themselves to the terms of this Agreement as stated herein.

                  (k) Developer and Controlling Principals acknowledge and agree, jointly and severally, that the representations, warranties, covenants and agreements set forth above in Section VI(A)(l)(a)-(j) are continuing obligations of Developer and Controlling Principals, as applicable. Developer and each Controlling Principal will cooperate with Licensor in any efforts made by Licensor to verify compliance with such representations, warranties, covenants and agreements.

            (2) Upon the execution of this Agreement, Developer shall designate and retain an individual to serve as Operating Principal of Developer ("Operating Principal"). If Developer is an individual, Developer shall perform all obligations of Operating Principal. Operating Principal shall, during the entire period he serves as such, meet the following qualifications:

                  (a) Operating Principal may, at Operating Principal's option, and, subject to the approval of Licensor, designate an individual to perform the duties and obligations of Operating Principal described herein; provided, however that Operating Principal shall ensure that such designee meets all the requirements for an Operating Principal outlined below and conducts and fulfills all of the Operating Principal's obligations in accordance with the terms of this Agreement; provided, further, Operating Principal shall remain fully responsible for any such performance.

                  (b) Operating Principal must maintain a direct or indirect ownership interest in the Developer reasonably satisfactory to Licensor. Except as may otherwise be provided in this Agreement, Operating Principal's interest in Developer shall be and shall remain free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, voting agreement, proxy, security interest or purchase right or options.

                  (c) Developer and Operating Principal (or his designee, as applicable) shall devote their full time and best efforts to the supervision and conduct of the business contemplated by this Agreement. Operating Principal shall execute this Agreement as a Controlling Principal, and shall be individually, jointly and severally with Developer and the other Controlling Principals, bound by all obligations of Developer, Operating Principal and Controlling Principals hereunder.

                  (d) Operating Principal (or his designee, as applicable) shall meet Licensor's standards and criteria for such individual (including, but not limited to, educational, financial and operational experience criteria prescribed by Licensor), as set forth in the Manuals (as defined in the Operating Agreement) or as otherwise communicated by Licensor to Operator from time to time.

                  (e) If during the term of this Agreement Operating Principal (or any designee) is not able to continue to serve in the capacity of Operating Principal or no longer qualifies to act as such in accordance with this Section, Developer shall notify Licensor within ten (10) days and shall designate a replacement within sixty (60) days after Operating Principal (or any designee) ceases to serve or be so qualified, such replacement being subject to the same qualifications and restrictions listed above. Developer shall provide for interim management of the activities contemplated under this Agreement until such replacement is so designated, such interim management to be conducted in accordance with this Agreement.

            (3) Developer and Controlling Principals understand that compliance by all developers and operators operating under the System with Licensor's training, development and operational requirements is an essential and material element of the System and that Licensor and developers and operators operating under the System consequently expend substantial time, effort and expense in training management personnel for the development and operation of their respective O'Charley's restaurants. Accordingly, Developer and Controlling Principals agree that if during the term of this Agreement, Developer or any Controlling Principal shall designate or employ any individual who is at the time or was within the preceding three (3) months employed in a restaurant managerial position, a multi-restaurant supervisory position or home office staff position (e.g., officer or director level personnel, management information systems personnel or human resources and training personnel), by Licensor or any of its Affiliates, including, but not limited to, individuals employed by Licensor to work in its O'Charley's restaurants, or at Licensor's home office, or employed in a restaurant managerial position by any other developer or operator operating under the System (a "Covered Individual"), then
(a) Developer shall give such former employer written notice of its intent to employ such Covered Individual at least thirty (30) days prior to the date such Covered Individual commences employment with Developer, and (b) such former employer of such Covered Individual shall be entitled to compensation for the reasonable costs and expenses, of whatever nature or kind, incurred by such employer in connection with the training of such Covered Individual. The parties hereto agree that such expenditures may be uncertain and difficult to ascertain and, therefore, agree that the compensation specified herein reasonably represents such expenditures and is not a penalty. The employing Developer or Controlling Principal shall pay to the former employer an amount equal to the salary of such Covered Individual for the six (6) month period prior to the termination of his employment with such former employer (or if the Covered Individual was employed less than six
(6) months, that Covered Individual's projected salary had the Covered Individual been employed for the full six (6) months) for any restaurant level managerial personnel. For any Covered Individual employed in a multi-restaurant supervisory or home office staff position, the employing Developer or Controlling Principal shall pay to the former employer an amount equal to the salary of such Covered Individual for the twelve (12) month period immediately prior to the termination of his employment with such former employer (or if the Covered Individual was employed less than twelve (12) months, that Covered Individual's projected salary had the Covered Individual been employed for the full twelve (12) months). Such amount shall be paid by Developer, or the applicable Controlling Principal, as the case may be, within thirty (30) days after written notice, unless otherwise agreed with such former employer. The parties hereto expressly acknowledge and agree that no current or former employee of Licensor, its Affiliates, Developer, or of any other Entity operating under the System shall be a third party beneficiary of this Agreement or any provision hereof. Notwithstanding the above, solely for purposes of bringing an action to collect any payment due under this Section, such former employer shall be a third-party beneficiary of this Section VI(A)(3). Licensor hereby expressly disclaims any representations and warranties regarding the performance of any employee or former employee of Licensor or its Affiliates, or any developer or operator operating under the System, who is designated or employed by Developer or any Controlling Principal in any capacity, and Licensor shall not be liable for any losses, of any nature or kind, incurred by Developer or any Controlling Principal in connection therewith.

            (4) Developer shall comply with all requirements of federal, state and local laws, rules, regulations and orders.

            (5) Developer shall obtain and maintain all appropriate licenses, permits and certificates for the operation of the Restaurant, including licenses and permits to sell alcoholic beverages in the Restaurant.

            (6) Developer and Controlling Principals shall allow Licensor and its representatives to review any and all of Developer's and Controlling Principals' documents and other materials relating to their financing arrangements or capital structure.

      B. Developer and Controlling Principals represent, warrant, covenant and agree that they shall comply with all other requirements and perform such other obligations as provided in this Agreement and the Manuals.

                                  ARTICLE VII
                             DEFAULT AND TERMINATION

      A. Developer shall be deemed to be materially in default under this Agreement and all rights granted herein shall automatically terminate without notice to Developer if:

            (1) Developer becomes insolvent or makes a general assignment for the benefit of creditors or files a voluntary petition under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state thereof ("Bankruptcy Laws") or admits in writing its inability to pay its debts when due;

            (2) Developer is adjudicated bankrupt or insolvent in proceedings filed against Developer under any section or chapter of any Bankruptcy Law;

            (3) a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer, or if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction;

            (4) proceedings for a composition with creditors under any state or federal law are instituted by or against Developer;

            (5) a final judgment against Developer remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed);

            (6)   Developer is dissolved;

            (7)   execution is levied against Developer's business or property;

            (8) suit to foreclose any lien or mortgage against the premises or equipment of any business operated hereunder or under any Operating Agreement is instituted and not dismissed within thirty (30) days; or

            (9) the real or personal property of any business operated hereunder or under any Operating Agreement shall be sold after levy thereupon by any sheriff, marshal or other government official.

      B. Developer shall be deemed to be in material default and Licensor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Developer any opportunity to cure the default except as specifically provided below, effective immediately upon notice to Developer, upon the occurrence of any of the following events of default:

            (1) Developer fails to comply with the Development Schedule (or any extension, if any, thereof approved by Licensor in writing), or Developer fails to develop a replacement Restaurant within any time period agreed upon by the parties under Section III(B)(2);

            (2) Developer fails to execute each Operating Agreement in accordance with Section III(C) (or any extension thereof approved by Licensor in writing);

            (3) Developer or any Controlling Principal is convicted of, or shall have entered a plea of nolo contendere to, a felony, a crime involving moral turpitude or any other crime or offense that Licensor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or Licensor's interest therein;

            (4) a threat or danger to public health or safety results from the construction, maintenance or operation of any Restaurant developed under this Agreement;

            (5) Developer fails to designate a qualified replacement Operating Principal or designee appointed by Operating Principal within sixty (60) days after any initial or successor Operating Principal or designee ceases to serve as such, all as required under Section VI(A)(2)(e);

            (6) Developer or any Controlling Principal breaches any of the representations warranties and covenants in Article VI;

            (7) Developer or any Controlling Principal transfers or attempts to transfer any rights or obligations under this Agreement, any interest in Developer or the assets of Developer, without first obtaining Licensor's written consent pursuant to Section VIII(B) or offering Licensor a right of first refusal with respect to such transfer pursuant to Section VIII(D);

            (8) Developer or any Controlling Principal fails to comply with the covenants in Article IX or fails to obtain execution of the covenants and related agreements required under Article IX hereof within thirty (30) days after being requested to do so by Licensor;

            (9) an approved transfer upon death or Permanent Disability is not effected within the time period and in the manner prescribed by Section VIII(E);

            (10) Developer or any Controlling Principal misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or with the System or Licensor's rights therein;

            (11) Developer, any Controlling Principal or any of their Affiliates fails, refuses or neglects promptly to pay when due any monetary obligation owing to Licensor or any of its Affiliates under this Agreement, any Operating Agreement or any other agreement (which shall include payments to lenders where Licensor has guaranteed the underlying indebtedness) and does not cure such default within five (5) days following notice from Licensor (or such other applicable cure period contained in such other agreement, unless no cure period is stated or such period is less than five (5) days, in which case the five (5) day cure period shall apply);

            (12) Developer, any Controlling Principal or any of their Affiliates fails or refuses to comply with any term or condition of any sublease or related agreement, between Licensor or its Affiliates and Developer or its Affiliates, and does not cure such default within any notice and cure period provided for in such sublease or related agreement following notice from Licensor of such default (unless no cure period is specified in the sublease or other agreement), in which case the notice and cure period in Section VII(C) shall apply; or

            (13) Developer or any Controlling Principal repeatedly commits a material event of default under this Agreement, whether or not such defaults are of the same or different nature and whether or not such defaults have been cured by Developer after notice by Licensor.

      C. Except as provided above in Sections VII(A) and VII(B), if Developer fails to comply with any other term or condition imposed by this Agreement, any Operating Agreement or any other development or operating agreement between Developer or any Controlling Principal and Licensor, as such may from time to time be amended, Licensor may terminate this Agreement only by giving written notice of termination stating the nature of such default to Developer at least thirty (30) days prior to the effective date of termination; provided, however, that Developer may avoid termination by immediately initiating a remedy to cure such default and curing it to Licensor's satisfaction within the thirty (30) day period and by promptly providing proof thereof to Licensor. Subject to Section VII(D), if any such default is not cured within the specified time, or such longer period as applicable law may require, Developer's rights under this Agreement shall terminate without further notice to Developer effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require, unless Licensor gives Developer notice of Licensor's intent to continue this Agreement.

      D. Upon default by Developer under Sections VII(B) or VII(C), Licensor has the option, in its sole discretion, in addition to exercising its option to terminate this Agreement as provided in Sections VII(B) and (C), to do any one or more of the following:

            (1) terminate or modify any territorial rights granted to Developer in Article I;

            (2)   reduce the area of such territorial rights;

            (3) reduce the number of Restaurants which Developer may establish pursuant to Section III(B)(l);

            (4)   accelerate the Development Schedule;

            (5) with respect to Section VII(B)(l), permit Developer to obtain an extension of the Development Schedule under Section III(B);

            (6) terminate or modify any right granted to Developer in Section I(B); or

            (7) pursue any other remedy Licensor may have at law or in equity; provided, however, that Licensor shall not be entitled to recover money damages for lost revenues or profits solely because of a failure of Developer to meet the Development Schedule set out herein so long as Developer shall demonstrate that such failure has occurred despite the exercise of all commercially reasonable efforts on Developer's part to meet such Development Schedule.

      E.    (1)   Upon the termination or expiration of this Agreement,
                  Developer shall have no right to establish or operate any
                  Restaurant:

                  (a) for which an Operating Agreement has not been executed by Licensor and delivered to Developer at the time of termination or expiration, or

                  (b) with respect to which Developer has not satisfied the prerequisites for obtaining licenses as described in Article IV whether or not an Operating Agreement has been executed.

            (2) If Licensor elects to terminate the territorial rights granted to Developer in Article I or modify such territorial rights or reduce the area of territorial rights as provided in Section VII(D) above, Developer shall continue to develop Restaurants in accordance with the Development Schedule or Supplementary Development Schedule, to the extent that the number of Restaurants Developer is required to develop is reduced and/or the area in which such Restaurants are required to be developed is reduced by Licensor pursuant to Sections VII(D)(2) and (3).

            (3) If Licensor exercises any of its rights in Section VII(D) or if this Agreement otherwise expires or terminates, Licensor shall be entitled to establish, and to license others to establish, Restaurants in the Territory or in the portion thereof no longer part of the Territory or pursuant to any other modification of Developer's territorial rights, except as may be otherwise provided under any Operating Agreement which is then in effect between Licensor and Developer.

      F. Licensors exercise of any of its options under Section VII(D) shall not, in the event of a default, constitute a waiver by Licensor to exercise its option to terminate this Agreement at any time with respect to a subsequent event of default of a similar or different nature.

      G. No default under this Agreement shall constitute a default under any Operating Agreement between the parties hereto, unless the default is also a default under the terms of such Operating Agreement.

      H. Upon default of Developer and the early termination of this Agreement, Licensor shall have the right to purchase the assets of all of the Restaurants opened pursuant to Operating Agreements executed under the terms of this Agreement. The terms and conditions of the purchase transaction, including, but not limited to, the purchase price for the assets of such Restaurants, shall be determined in accordance with the provisions contained in the applicable Operating Agreement permitting the Licensor to purchase, at its option, such assets upon termination or expiration of the Operating Agreement.

      I. No right or remedy herein conferred upon or reserved to Licensor is exclusive of any other right or remedy provided or permitted by law or in equity.

      J. Upon termination or expiration of this Agreement, Developer and Controlling Principals shall comply with the restrictions on confidential information and the covenants against competition contained in Article IX. Any other person required to execute similar covenants pursuant to Article IX shall also comply with such covenants.

      K. Developer acknowledges and agrees that each of the obligations of Developer and Controlling Principals described in this Agreement is a material and essential obligation of Developer, that non-performance of such obligations will adversely and substantially affect Licensor and the System, and that the exercise by Licensor of the rights and remedies set forth herein is appropriate and reasonable.

      L. Any alleged default by Licensor of this Agreement shall be deemed waived unless: (1) Developer gives Licensor written notice of such alleged default within thirty (30) days of its occurrence; and (2) Licensor fails to initiate a remedy to such alleged default within sixty (60) days of having received written notice thereof.

                                  ARTICLE VIII
                              TRANSFER OF INTEREST

      A. Licensor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or Entity without Developer's consent. Specifically, and without limitation to the foregoing, Developer and Controlling Principals expressly affirm and agree that Licensor may sell its assets, the Proprietary Marks or the System to a third party; may offer its securities privately or publicly; may merge, spin-off, acquire other Entities, or be acquired by another Entity; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, Developer and Controlling Principals expressly and specifically waive any claims, demands or damages against Licensor arising from or related to the transfer of the Proprietary Marks (or any variation thereof) or its assets or the System (or any portion thereof) from Licensor to any other party. Upon such sale, assignment or disposition, Developer further agrees that Licensor shall have no further obligations arising out of or related to this Agreement so long as such obligations are assumed by the transferee. Nothing contained in this Agreement shall require Licensor to remain in the business of operating or licensing the operation of O'Charley's restaurants or other restaurant businesses or to offer any services or products, whether or not bearing the Proprietary Marks, to Developer, if Licensor exercises its rights hereunder to assign its rights in this Agreement.

      B.    (1)   Developer and Controlling Principals understand and
                  acknowledge that the rights and duties set forth in this Agreement are personal to Developer and each Controlling
                  Principal and that Licensor has granted such rights in reliance on the business skill, financial capacity and personal character of Developer and Controlling Principals and with the expectation that the duties and obligations contained in this Agreement will be performed by Developer and each Controlling Principal. Accordingly, neither Developer nor any
                  Controlling Principal, nor any successor or assign of Developer or any Controlling Principal, shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise dispose of or encumber any direct or indirect interest in this Agreement, in Developer or the assets of Developer, without the prior written consent of Licensor; provided, however, that Licensor's prior written consent shall not be required for a transfer of less than a five percent (5%) interest in a Publicly-Held Entity. Any purported assignment or transfer, by operation of law or otherwise, made in violation of this Agreement shall be null and void.

            (2) If Developer wishes to transfer all or part of its interest in this Agreement or if Developer or a Controlling Principal wishes to transfer any ownership interest in, or assets of, Developer, the transferor and the proposed transferee shall apply to Licensor in writing for Licensor's consent, which may be withheld in Licensor's sole discretion. Without limiting the generality of the foregoing, Licensor may require that any or all of the following conditions be met prior to its approval of the transfer:

                  (a) All of the accrued monetary obligations of Developer and its Affiliates and all other outstanding obligations to Licensor and its Affiliates arising under this

Agreement or any Operating Agreement or any other agreement shall have been satisfied in a timely manner and Developer shall have satisfied all trade accounts and other debts, of any nature or kind, in a timely manner.

                  (b) Developer and its Affiliates are not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any Operating Agreement or any other agreement between Developer or its Affiliates and Licensor or its Affiliates; and Developer shall have substantially and timely complied with all the terms and conditions of such agreements during the terms thereof.

                  (c) The transferor and its principals, as applicable, shall have executed a general release, in a form satisfactory to Licensor, of any and all claims against Licensor, and its Affiliates, and each of such Entity's respective officers, directors, shareholders, partners, agents, representatives, independent contractors and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement, any Operating Agreement and any other agreement between Developer or any of its Affiliates and Licensor or any of their Affiliates or under federal, state or local laws, rules, and regulations or orders.

                  (d) The transferee shall enter into a written agreement, in a form satisfactory to Licensor, assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer, all obligations, covenants and agreements of Developer in this Agreement, and, if transferee is a corporation, limited liability company, partnership or other Entity, transferee's shareholders, members, partners or other investors, as applicable, shall also execute such agreement as transferee's principals, and guarantee the performance of all such obligations, covenants and agreements.

                  (e) The transferee shall demonstrate to Licensor's satisfaction that transferee meets the criteria considered by Licensor when reviewing a prospective developer's application for development rights, including, but not limited to, Licensor's educational, managerial and business standards, transferee's good moral character, business reputation and credit rating, transferee's aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise), transferee's financial resources and capital for operation of the business and the geographic proximity of other territories with respect to which transferee has been granted development rights or of other O'Charley's restaurants operated by transferee, if any.

                  (f) The transferee shall execute the standard form development agreement then being offered to new System developers or a revised form of this Agreement, as Licensor deems appropriate, and such other ancillary agreements as Licensor may require, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement, and if the transferee is a corporation, limited liability company, partnership or other Entity, transferee's shareholders, members, partners or other investors, as applicable, shall also execute such agreements as transferee's principals, and guarantee the performance of all such obligations, covenants and agreements.

                  (g) The transferee, at its expense, shall renovate, modernize and otherwise upgrade the Restaurant and, if applicable, any Restaurant delivery vehicles to conform to the then-current standards and specifications of the System, and shall complete the upgrading and other requirements within the time period reasonably specified by Licensor.

                  (h) The transferor shall remain liable for all of the obligations to Licensor in connection with this Agreement incurred prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Licensor to evidence such liability.

                  (i) At the transferee's expense, the transferee, the transferee's Operating Principal (or his authorized designee), and any other applicable Restaurant personnel shall complete any training programs then in effect for operators of O'Charley's restaurants upon such terms and conditions as Licensor may reasonably require.

                  (j) Developer shall pay a transfer fee of Five Thousand Dollars ($5,000), or such greater amount as is necessary, to reimburse Licensor for its reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees.

                  (k) If transferee is a corporation, limited liability company, partnership or other Entity, transferee shall make and will be bound by any or all of the representations, warranties and covenants in Article VI as Licensor requests. Transferee shall provide to Licensor evidence satisfactory to Licensor that the terms of Article VI have been satisfied and are true and correct on the date of transfer.

                  (l) Developer shall have completed development of the Restaurants required to be developed during the first three (3) Development Periods of the Development Schedule.

            (3) Developer acknowledges and agrees that each condition which must be met by the transferee is reasonable and necessary to ensure such transferee's full performance of the obligations hereunder.

      C. In the event the proposed transfer is to a corporation formed solely for the convenience of ownership, Licensor's consent may be conditioned upon any of the requirements in Section VIII(B)(2)(a), (b), (d), (h), (i) and (k). With respect to a transfer to a corporation formed for the convenience of ownership, Developer shall be the owner of all the voting stock or interest of the corporation, and if Developer is owned by more than one individual, each such individual shall have the same proportionate ownership interest in the corporation as he had in Developer prior to the transfer.

      D.    (1)   If Developer wishes to transfer all or part of its interest in the assets of a Restaurant or this Agreement, or if Developer or a Controlling Principal wishes to transfer any ownership interest in Developer pursuant to an offer received from a third party to purchase such interest, then such proposed seller shall promptly notify Licensor in writing of each such offer, shall certify that such offer is bona fide and shall provide and shall certify in writing as to the accuracy of such information and documentation relating to the offer as Licensor may require.

Licensor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification and copies of all documentation requested by Licensor describing the terms of such offer, to send written notice to the proposed seller that Licensor intends to purchase the proposed seller's interest on the same terms and conditions offered by the third party. In the event that Licensor elects to purchase the proposed seller's interest, closing on such purchase must occur within the later of sixty (60) days from the date of notice to the proposed seller of the election to purchase by Licensor, sixty
(60) days after the date Licensor receives and obtains all necessary permits and approvals to complete such purchase or such other date the parties mutually agree upon in writing. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same right of first refusal by Licensor as in the case of an initial offer. Failure of Licensor to exercise the option afforded by this Section VIII(D) shall not constitute a waiver of any other provision of this Agreement, including the consent provisions of Section VIII(B) and all of the other requirements of this Article VIII relating to a proposed transfer.

            (2) If the offer from a third party provides for payment of consideration other than cash or involves certain non-cash items or intangible benefits, Licensor may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash of such non-cash item or intangible benefit (the "Cash Equivalent"). If the parties cannot agree within thirty (30) days on the reasonable equivalent in cash of the non-cash part of the offer, then the Cash Equivalent will be determined by one (1) or more professional appraisers or independent certified public accountants who are qualified by experience and ability to appraise (each, a "Qualified Appraiser"), selected under the procedures in this Section. If the Cash Equivalent is to be determined by Qualified Appraisers, Licensor and Developer will each have the opportunity to appoint, at its own expense, a Qualified Appraiser, within five (5) days following the expiration of the thirty (30) day period within which Licensor and Developer could not mutually agree on the Cash Equivalent. If either party shall fail to appoint a Qualified Appraiser within this five (5) day period, the other Qualified Appraiser shall unilaterally establish the Cash Equivalent by a written opinion and the cost of such Qualified Appraiser shall be split between the two parties equally. If both parties appoint Qualified Appraisers within this five (5) day period, the two (2) Qualified Appraisers shall establish the Cash Equivalent in a single written opinion agreed to by both of them. If the two (2) Qualified Appraisers cannot agree on the Cash Equivalent within ten (10) days of the appointment of the latter of them, the two (2) Qualified Appraisers shall together appoint a third Qualified Appraiser whose written opinion shall establish a Cash Equivalent between the Cash Equivalents established by the first two (2) Qualified Appraisers. In the event of such appraisal, each party shall bear its own legal and other costs. In the event that Licensor exercises its right of first refusal herein provided, it shall have the right to set off
(i) all amounts due from Developer for the Qualified Appraisers' fees and appraisal costs, and (ii) all amounts due from Developer or any of its Affiliates, against any payment therefor.

      E.    (1)   Upon the death of Developer (if Developer is a natural person)
or any Controlling Principal who is a natural person (the "Deceased"), the executor, administrator or other personal representative of the Deceased shall transfer such interest to a third party in accordance with the conditions described in this Section VIII(E) within twelve (12) months after the death. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest shall be subject to approval by Licensor. If the distributee is not approved by Licensor, then the distributee shall transfer such interest to a third party approved by Licensor within twelve (12) months after the death of the Deceased.

            (2) Upon the Permanent Disability of Developer (if Developer is a natural person) or any Controlling Principal who is a natural person, Licensor may, in its sole discretion, require such interest to be transferred to a third party approved by Licensor within six (6) months after notice to Developer of such Permanent Disability. "Permanent Disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement or in the guaranty made part of this Agreement for at least ninety (90) consecutive days. Permanent Disability shall be determined upon examination of the person by a licensed practicing physician selected by Licensor; or, if the person refuses to submit to an examination, then such person shall be automatically deemed permanently disabled as of the date of such refusal for the purpose of this Section VIII(E). The costs of any examination required by this Section shall be paid by Licensor.

            (3) Upon the death or claim of Permanent Disability of Developer or any Controlling Principal, Developer or a representative of Developer, must promptly notify Licensor of such death or claim of Permanent Disability within fifteen (15) days of its occurrence. Any transfer upon death or Permanent Disability shall be subject to the same terms and conditions as described in this Article VIII for any inter vivos transfer. Developer and each Controlling Principal shall have the right to seek approval of a transfer of its respective interest to a proposed successor prior to the death or claim of Permanent Disability by Developer or such Controlling Principal, as applicable. If Developer or any Controlling Principal, as applicable, desires to obtain approval of any proposed successor in interest prior to the death or claim of Permanent Disability, Developer or the Controlling Principal, as applicable, shall submit to Licensor such information and documentation concerning such proposed successor required by Licensor in the Manuals or other written directives. Further, as a condition to approval, Licensor may, in its sole discretion, require compliance with any of the terms and conditions described in this Section for any inter vivos transfer.

      F. Licensor's consent to a transfer of any interest in Developer or in this Agreement described herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Licensor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

      G. Securities of, or other Entity ownership interests in, Developer may be offered to prospective investors, including existing investors, by private offering or otherwise, only with the prior written consent of Licensor. All materials required for such offering by federal or state law shall be submitted to Licensor for a limited review, as discussed below prior to being filed with any governmental agency; and any materials to be used in any exempt offering shall be submitted to Licensor for such review prior to their use. No offering by Developer shall imply (by use of the Proprietary Marks or otherwise) that Licensor is participating in an underwriting, issuance or offering of Developer's securities or other Entity ownership interests or the securities or other Entity ownership interests of any subsidiary or Affiliate of Licensor; and Licensor's review of any offering materials shall be limited solely to the subject of the relationship between Developer and Licensor and their respective Affiliates. Licensor may, at its option, require

Developer's offering materials to contain a written statement prescribed by Licensor concerning the limitations described in the preceding sentence. Developer, its Principals and the other participants in the offering must prior to the commencement of such offering, agree in writing to fully indemnify Licensor, Licensor's Affiliates and each of such Entity's respective officers, directors, shareholders, members, partners, agents, representatives, independent contractors and employees in connection with the offering. For each proposed offering, Developer shall reimburse Licensor for its reasonable costs and expenses associated with reviewing the proposed offering materials, including, without limitation, legal and accounting fees. Developer shall give Licensor written notice at least ninety (90) days prior to the date of commencement of any offering or other transaction covered by this Section.

      H. Developer and each of its Controlling Principals, as applicable, may transfer, sell or assign their respective interests in Developer, by and among themselves only with Licensor's prior written consent; provided, however, such transfer, sale or assignment shall not result in a change in the Controlling Interest in Developer. Licensor's consent may be conditioned on compliance with
Section VIII(B)(2)(a), (b), (d), (h), (i), (k) and (l). For the purpose of this Agreement, "Controlling Interest" shall mean:

                  (a) if Developer is a corporation, that Controlling Principals, either individually or cumulatively, (i) directly or indirectly own at least fifty-one percent (51%) of the shares of each class of Developer's issued and outstanding capital stock and (ii) are entitled, under its governing documents and under any agreements among the shareholders, to cast a sufficient number of votes to elect a majority of the members of the board of directors or to require such corporation to take or omit to take any action which such corporation is required to take or omit to take under this Agreement;

                  (b) if Developer is a limited liability company, that Controlling Principals (i) own at least fifty-one percent (51%) of the outstanding units of membership interest in the limited liability company, and
(ii) are entitled under its operating agreement to act on behalf of the limited liability company without the approval or consent of any other member or be able to cast a sufficient number of votes to require the limited liability company to take or omit to take any action which the limited liability company is required to take or omit to take under this Agreement; or

                  (c) if Developer is a partnership, that Controlling Principals (i) own at least a fifty-one percent (51 %) interest in the operating profits and operating losses of the partnership as well as at least a fifty-one percent (51%) ownership interest in the partnership (and at least a fifty-one percent (51%) interest in the shares of each class of capital stock or other ownership interest of any direct or indirect corporate or other Entity general partner) and (ii) are entitled under its partnership agreement or other Entity organizational documents or applicable law to act on behalf of the partnership without the approval or consent of any other partner or owner or be able to cast a sufficient number of votes to require the partnership or other Entity to take or omit to take any action which the partnership or other Entity is required to take or omit to take under this Agreement.

      I. If any person holding an interest in Developer (other than Developer or a Controlling Principal, which parties shall be subject to the provisions set forth in Section VIII(B) above) transfers such interest, then Developer shall promptly notify Licensor of such proposed transfer in writing and shall provide such information relative thereto as Licensor may reasonably request prior to such transfer. Such transferee must have good moral character a good business reputation, an acceptable credit rating and may not be one of Licensor's competitors. Such transferee will be a Developer's Principal and as such shall execute a confidentiality and non-compete agreement in the form then required by Licensor, which form shall be in substantially the same form attached hereto as Attachment C (see Sections IX(B)(2) and IX(I)). Licensor also reserves the right to designate the transferee as a Controlling Principal.

                                   ARTICLE IX
                                    COVENANTS

      A. Developer and Operating Principal covenant that during the term of this Agreement (except as otherwise approved in writing by Licensor) Developer and Operating Principal (and any approved designee for Operating Principal) shall devote their full time, energy and best efforts to the management and operation of the development activities contemplated under this Agreement.

      B.    (1)   Neither Developer nor any Controlling Principal shall, during the term of this Agreement and thereafter, communicate or divulge to, or use for the benefit of, any other person, persons or Entity and following the termination or expiration of this Agreement, shall not use for their own benefit, any confidential information, knowledge or know-how concerning the methods of development and operation of the Restaurants which may be communicated to Developer or any Controlling Principal or of which they may be apprised. Developer and each Controlling Principal shall disclose such confidential information only to Controlling Principals and Developer's personnel who must have access to it in connection with their employment with Developer. Any and all information, knowledge, know-how, techniques and any materials used in or related to the System which Licensor provides to Developer in connection with this Agreement shall be deemed confidential for the purposes of this Agreement. Neither Developer nor Controlling Principals shall at any time, without Licensor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. The covenants in this Section shall survive the expiration, termination or transfer of this Agreement or any interest herein and shall be perpetually binding upon Developer and each Controlling Principal; provided, however, if the jurisdiction in which this covenant is sought to be enforced does not allow perpetual binding, then the maximum amount of time allowed under the applicable law.

            (2) Developer shall require and obtain execution of covenants similar to those set forth in Section IX(B)(1) from each of its Principals who are not required to sign this Agreement as a Controlling Principal or as Operating Principal. Such covenants shall be substantially in the form contained in Attachment C. Developer shall provide Licensor with executed copies of all such agreements within ten (10) days after they are executed.

      C. Developer and Controlling Principals specifically acknowledge that, pursuant to this Agreement, Developer and Controlling Principals will receive valuable training, trade secrets and confidential information which are beyond the present skills and experience of Developer and Controlling Principals and Developer's managers and employees and that

Developer has the right and the obligation, arising from this Agreement, to develop the Territory for the benefit of the System. Developer and Controlling Principals acknowledge that such specialized training, trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development and operation of the Restaurants and that gaining access to such specialized training, trade secrets and confidential information is, therefore, a primary reason for entering into this Agreement. In consideration of such specialized training, trade secrets, confidential information and rights, Developer and Controlling Principals covenant that, during the term of this Agreement, except as otherwise approved in writing by Licensor, neither Developer nor any Controlling Principal shall, either directly or indirectly, for themselves, through, on behalf of or in conjunction with any person, persons or Entity:

            (1) divert, or attempt to divert, any business or customer of the business described hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System; or

            (2) own, maintain, operate, engage in or have any financial or beneficial interest in (including through any interest in an Entity that conducts such activities), advise, assist or make loans to, any business that operates a full service, varied menu, casual dining restaurant that features freshly prepared items such as steaks, seafood, homemade baked goods and fresh cut salads, and that serves alcoholic beverages through a full-service bar, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Licensor has used, sought registration of or registered the same or similar Proprietary Marks or operates or licenses others to operate a business under the same or similar Proprietary Marks.

      D. With respect to Developer, and for a continuous uninterrupted period commencing upon the expiration or termination of (regardless of the cause for termination), or transfer of all of the Controlling Interest in, this Agreement (or with respect to each Controlling Principal, commencing upon the earlier of:
(i) the expiration, termination of, or transfer of all of the Controlling Interest in this Agreement or (ii) the time such individual or Entity ceases to satisfy the definition of Principal as described in this Agreement), and continuing for two (2) years thereafter, except as otherwise approved in writing by Licensor, neither Developer nor any Controlling Principal shall, either directly or indirectly, for themselves or through, on behalf of, or in conjunction with any person, persons or Entity:

            (1) divert, or attempt to divert, any business or customer of the business described hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Licensor's Proprietary Marks and the System;

            (2) employ, or seek to employ, any person who is at that time, or has been within the preceding six (6) months, employed by Licensor or any of its Affiliates or by any other developer or operator of Licensor, or otherwise directly or indirectly induce such person to leave that person's employment; provided, however, that Developer may employ such person in a managerial position with respect to Developer's operation of an O'Charley's restaurant pursuant to the terms of the Operating Agreement applicable to such O'Charley's restaurant; or

            (3) own, maintain, operate, engage in or have any financial or beneficial interest in (including through any interest in an Entity that conducts such activities), advise, assist or make loans or provide guarantees with respect to loans to, any business that operates a full service, varied menu, casual dining restaurant that features freshly prepared items such as steaks, seafood, homemade baked goods and fresh cut salads, and that serves alcoholic beverages through a full-service bar, which business is, or is intended to be, located within the Territory or within a fifteen (15) mile radius of the location of any O'Charley's restaurant or food service facility in existence or under construction (or where land has been purchased or a lease has been executed for the construction of an O'Charley's restaurant or other food service facility) as of the earlier of: (a) the expiration or termination of, or the transfer of all of Developer's interest in, this Agreement; or (b) the time such Controlling Principal ceases to satisfy the definition of Developer's Principal, as applicable.

      E. Sections IX(C)(2) and (D)(3) shall not apply to ownership of less than a five percent (5%) beneficial interest in the outstanding equity securities of any Publicly-Held Entity.

      F. The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Licensor. The parties agree that each of the above covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Article IX is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed or unappealable final decision to which Licensor is a party, Developer and Controlling Principals expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law as if the resulting covenant were separately stated in and made a part of this Section.

      G. Developer and Controlling Principals understand and acknowledge that Licensor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section IX(B), or any portion thereof, without their consent, effective immediately upon notice to Developer. Developer and Controlling Principals agree that they shall immediately comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XV(A).

      H. Developer and Controlling Principals expressly agree that the existence of any claims they may have against Licensor whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Licensor of the covenants in this Article IX. Developer and Controlling Principals agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by Licensor in connection with the enforcement of this Section.

      I. Developer shall require and obtain the execution of covenants similar to those set forth in Sections IX(C) and (D) (including covenants applicable upon the termination of a person's employment with Developer) from each Principal who is not required to sign this Agreement as a Controlling Principal. Such covenants shall be substantially in the form set forth in Attachment C. Licensor reserves the right, in its sole discretion, to decrease the period of time or geographic scope of the non-competition covenant set forth in Attachment C or eliminate such non-competition covenant altogether for any party that is required to execute such agreement under this Article IX.

      J. Developer and Controlling Principals acknowledge that a violation of this Section would result in irreparable injury to Licensor for which no adequate remedy at law may be available, and Developer and Controlling Principals accordingly consent to the issuance of an injunction prohibiting any conduct by Developer or any Controlling Principal in violation of the terms of this Section. Developer and Controlling Principals agree to pay all court costs and reasonable legal fees incurred by Licensor in obtaining specific performance, injunctive relief or any other remedy available to Licensor for any violation of the requirements of this Section.

      K. Notwithstanding anything else in this Article IX to the contrary, if there is a state specific non-competition and/or non-solicitation addendum attached to this Agreement, the terms of such addendum shall supersede the terms of this Article IX to the extent they are inconsistent with one another.

                                   ARTICLE X
                   INDEPENDENT CONTRACTOR AND INDEMNIFICATION

      A. The parties acknowledge and agree that this Agreement does not create a fiduciary relationship between them, that Developer shall be an independent contractor and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, Affiliate, joint venturer, partner, employee, joint employer or servant of the other for any purpose.

      B. During the term of this Agreement, Developer shall hold itself out to the public as an independent contractor conducting its development operations pursuant to development rights granted by Licensor. Developer agrees to take such action as shall be necessary to that end, including, without limitation, exhibiting a notice of that fact in a conspicuous place in any Restaurant established under any Operating Agreement for the purposes hereunder, the content and form of which Licensor reserves the right to specify in writing.

      C. Developer understands and agrees that nothing in this Agreement authorizes Developer or any Controlling Principal to make any contract, agreement, warranty or representation on Licensor's behalf, or to incur any debt or other obligation in Licensor's name and that Licensor shall in no event assume liability for, or be deemed liable under this Agreement as a result of any such action or for any act or omission of Developer or any Controlling Principal, or any claim or judgment arising therefrom.

      D.    (1)   Developer and each Controlling Principal shall indemnify and hold harmless Licensor and its Affiliates and their respective officers, directors, shareholders, employees, managers, members, agents and representatives from any and all claims, demands, suits, proceedings, fines, losses, liabilities damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred, directly or indirectly, by any one or more of them (collectively, "Damages") as a result of (a) any breach or other failure by Developer, Operating

Principal or any Controlling Principal to perform its or his obligations hereunder or under any other instrument or agreement executed in connection herewith, or (b) any other action or inaction by Developer, Operating Principal, any Controlling Principal or any other person resulting from or in connection with the operation of any Restaurant; provided, however, that neither Developer, Operating Principal nor any Controlling Principal shall be liable for Damages resulting from Licensor's or its Affiliates' or their respective officers, directors' and employees' gross negligence, negligence or willful misconduct.

            (2)Developer and each Controlling Principal agree to give Licensor immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation. Licensor shall have the option, in its sole discretion, to defend any action seeking Damages as a result of any action or inaction by Developer or any other person resulting from or in connection with the operation of the Restaurant or to allow Developer to defend such action with counsel satisfactory to Licensor.

            (3)Developer and Controlling Principals expressly agree that the terms of this Section X(D) shall survive the termination, expiration or transfer of this Agreement or any interest herein.

                                   ARTICLE XI
                                    APPROVALS

      A. Whenever this Agreement requires the prior approval or consent of Licensor or Developer, the party seeking such approval or consent shall make a timely written request for the approval or consent. Such approval or consent, if granted, must be obtained in writing.

      B. Licensor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or suggestion to Developer in connection with this Agreement or the construction of restaurants, or by reason of any neglect, delay or denial of any request therefor.

                                   ARTICLE XII
                             NON-WAIVER AND REMEDIES

      A. No delay, waiver, omission or forbearance on the part of Licensor to exercise any right, option, duty or power arising out of any breach or default by Developer or any Controlling Principal under this Agreement shall constitute a waiver by Licensor to enforce any such right, option, duty or power against Developer or Controlling Principals, or as to a subsequent breach or default by Developer or any Controlling Principal. Acceptance by Licensor of any payments due to it hereunder subsequent to the time at which such payments are due shall not be deemed to be a waiver by Licensor of any preceding breach by Developer or any Controlling Principal of any terms, provisions, covenants or conditions of this Agreement.

      B. All rights and remedies of the parties to this Agreement shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this

Agreement or any other agreement between Developer, or its Affiliates, and Licensor or its Affiliates. The rights and remedies of the parties to this Agreement shall be continuing and shall not be exhausted by any one or more uses thereof and may be exercised at any time or from time to time as often as may be expedient. Any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration, earlier termination or exercise of Licensor's rights pursuant to Article VII of this Agreement shall not discharge or release Developer or any Controlling Principal from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration, the earlier termination or the exercise of such rights under this Agreement. The non-prevailing party (as determined by the presiding official) shall pay all court costs and attorneys' fees incurred by the prevailing party in any proceeding to enforce or defend such party's rights with respect to any violation of this Agreement.

                                  ARTICLE XIII
                                     NOTICES

      All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person, by overnight courier service, facsimile transmission or mailed by registered or certified mail addressed to the recipient at the address set forth below, unless that party shall have given written notice of change of address to the sending party, in which event the new address so specified shall be used.

Notices to Licensor:                        O'Charley's Inc.
                                            3038 Sidco Drive
                                            Nashville, Tennessee 37204
                                            Attention: Director of Franchising
                                            Facsimile:(615) 782-5043

Notices to Developer and                    O'Candall Group, Inc.
the Controlling Principal:                  3900 E. Market Street
                                            Warren, Ohio  44484
                                            Attention: Mr. Sam Covelli
                                            Facsimile:(330) 856-2094

                                   ARTICLE XIV
                          SEVERABILITY AND CONSTRUCTION

      A. Except as expressly provided to the contrary herein, each portion, section, part, term and provision of this Agreement shall be considered severable. If for any reason any portion, section, part, term or provision is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, this shall not impair the operation of, or have any other effect upon, the other portions, sections, parts, terms or provisions of this Agreement that may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties. The invalid portions, sections, parts, terms or provisions shall be deemed not to be part of this Agreement and there shall be automatically added such portion, section, part, term or provision as similar as possible to that which was severed which shall be valid and not contrary to or in conflict with any law or regulation.

      B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed to, confer upon any person or legal Entity, other than Developer and Licensor, Licensor's officers, directors and personnel and such of Developers and Licensors respective successors and assigns as may be contemplated (and, as to Developer, authorized by Article VIII), any rights or remedies under or as a result of this Agreement.

      C. All captions in this Agreement are intended solely for the convenience of the parties and shall not affect the meaning or construction of any provision of this Agreement.

      D. All references to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable. Without limiting the obligations individually undertaken by Controlling Principals under this Agreement, all acknowledgments, promises, covenants, agreements and obligations made or undertaken by Developer in this Agreement shall be deemed, jointly and severally, undertaken by Controlling Principals.

      E. The term "Principals" shall mean, collectively and individually, Developer's spouse, if Developer is an individual; all officers and directors of Developer (including the officers and directors of any general partner of Developer) whom Licensor designates as Principals and all holders of an ownership interest in Developer and of any Entity directly or indirectly controlling Developer, and any other person or Entity controlling, controlled by or under common control with Developer. Each Principal as of the date of this Agreement is listed on Attachment D.

      F. For purposes of this Agreement, the term "Publicly-Held Entity" means any Entity with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or an Entity subject to the requirements of Section 15(d) of such Act. Further, for purposes of this Agreement, an "Affiliate" of a person or Entity is any person or Entity that is controlled by, controlling or under common control with such person or Entity.

      G. This Agreement may be executed in counterparts and each copy so executed shall be deemed an original.

      H. This Agreement shall not become effective until signed by an authorized officer of Licensor.

      I. The word "including" when used herein shall mean "including without limitation."

                                   ARTICLE XV
                        ENTIRE AGREEMENT; APPLICABLE LAW

      A. This Agreement, the documents referred to herein and the Attachments hereto, constitute the entire, full and complete agreement between Licensor, Developer and Controlling Principals concerning the subject matter hereof and shall supersede all prior related agreements between Licensor, Developer and Controlling Principals. Except for those permitted to be made unilaterally by Licensor hereunder, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by' their authorized officers or agents in writing.

      B. Developer and Controlling Principals hereby irrevocably submit themselves to the jurisdiction of the state and the federal district courts located in the state, county or judicial district in which the Licensor's principal place of business is located at the time such proceeding is commenced. Developer and Controlling Principals hereby waive all questions of personal jurisdiction at the time such proceeding is commenced for the purpose of carrying out this provision. Developer and Controlling Principals hereby agree that service of process may be made upon any of them in any proceeding relating to or arising out of this Agreement or the relationship created by this Agreement by any means allowed by applicable state or federal law. Developer and Controlling Principals further agree that venue for any proceeding relating to or arising out of this Agreement shall be the county or judicial district in which Licensor's principal place of business is located at the time such proceeding is commenced; provided, however, with respect to any action (1) for monies owed, (2) for injunctive or other extraordinary relief or (3) involving possession or disposition of, or other relief relating to, the Restaurant premises, Licensor may bring such action in any state or federal district court which has jurisdiction. With respect to all claims, controversies, disputes or actions related to this Agreement or the relationship created thereby. This Agreement and any such related claims, controversies, disputes or actions, shall be governed, enforced and interpreted under the law of the State of Tennessee, without regard to its conflicts of law rules.

      C. Developer, Controlling Principals and Licensor acknowledge that each party's agreement regarding applicable state law and forum set forth in Section XV(B) above provides each of the parties with the mutual benefit of uniform interpretation of this Agreement and any dispute arising out of this Agreement or the parties' relationship created by this Agreement. Each of Developer, Controlling Principals and Licensor further acknowledges the receipt and sufficiency of mutual consideration for such benefit, and that each party's agreement regarding applicable state law and choice of forum has been negotiated in good faith and is part of the benefit of the bargain reflected by this Agreement.

      D. Developer, Controlling Principals and Licensor acknowledge that the execution of this Agreement and acceptance of the terms by the parties occurred at Licensor's principal place of business, and further acknowledge that the performance of certain obligations of Developer arising under this Agreement, including, but not limited to, the payment of monies due hereunder, shall occur where Licensor's principal place of business is located at the time such obligation is due.

      E. Without limiting any of the foregoing, Developer and each Controlling Principal acknowledge and agree that Licensor has the right, at any time, to create a dispute resolution program and related specifications, standards, procedures and rules for the implementation thereof to be administered by Licensor or its designees for the benefit of all developers conducting business under the System. The standards, specifications, procedures and rules for such dispute resolution program shall be made part of the Manuals, and Developer and Controlling Principals shall comply with all such standards, specifications, procedures and rules in seeking resolution of any claims, controversies or disputes with or involving Licensor or other developers or operators, if applicable under the program. If Licensor, in its sole discretion, makes such dispute resolution program mandatory, then Developer, Controlling Principals and Licensor hereby agree to submit any claims, controversies or disputes arising out of or relating to this Agreement or the relationship created by this Agreement for resolution in accordance with such dispute resolution program, or if such claim, controversy or dispute relates to another developer or operator, Developer and Controlling Principals agree to participate in the program and submit any such claims, controversies or disputes in accordance with the program's standards, specifications, procedures and rules, prior to seeking resolution of such claim by any other judicial or legally available means.

      F. Developer and Controlling Principals hereby waive, to the fullest extent permitted by law, any right to or claim of any punitive, exemplary, incidental, indirect, special, consequential or other damages (including, without limitation, loss of profits) against Licensor, its Affiliates, and their respective officers, directors, shareholders, members, partners, agents, representatives, independent contractors, servants and employees, in their corporate and individual capacities, arising out of any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) and agree that in the event of a dispute, Developer and Controlling Principals shall be limited to the recovery of any actual damages sustained by them. If any other term of this Agreement is found or determined to be unconscionable or unenforceable for any reason, the foregoing provisions of waiver by agreement of punitive, exemplary, incidental, indirect, special, consequential or other damages (including, without limitation, loss of profits) shall continue in full force and effect.

      G. Licensor, Developer and Controlling Principals hereby agree that no form of proceeding permitted hereby will be maintained by any party to enforce any liability or obligation of the other party, whether arising from this Agreement or otherwise, unless brought before the expiration of the later of:
(i) one (1) year after the date of discovery of the facts resulting in such liability or obligation; or (ii) two (2) years after the date of the first act or omission giving rise to the alleged liability or obligation, except that where state or federal law mandate or make possible by notice or otherwise a shorter period, such shorter period shall apply.

      H. Any obligation of Developer or Controlling Principals that contemplates performance of such obligation after termination or expiration of this Agreement or the transfer of any interest of Developer or Controlling Principals therein, shall be deemed to survive such termination, expiration or transfer, including the provisions of this Article XV.

      I. Developer, Controlling Principals and Licensor acknowledge that various provisions of this Agreement specify certain matters that are within the discretion or judgment of Licensor or are otherwise to be determined unilaterally by Licensor. If the exercise of Licensor's discretion or judgment as to any such matter is subsequently challenged, the parties to this Agreement expressly direct the trier of fact that Licensor's reliance on a business reason in the exercise of its discretion or judgment is to be viewed as a reasonable and proper exercise of such discretion or judgment, without regard to whether other reasons for its decision may exist and without regard to whether the trier of fact would independently accord the same weight to the business reason.

                                   ARTICLE XVI
                                 ACKNOWLEDGMENTS

      A. Developer acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that the success of this business venture involves substantial business risks and will largely depend upon the ability of Developer. Licensor expressly disclaims making, and Developer acknowledges that it has not received or relied on, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

      B. Developer acknowledges that Developer has received, read and understands this Agreement and the related Attachments and Agreements and that Licensor has afforded Developer sufficient time and opportunity to consult with advisors selected by Developer about the potential benefits and risks of entering into this Agreement.

      C. Developer acknowledges that it received a complete copy of this Agreement and all related Attachments and Agreements at least five (5) business days prior to the date on which this Agreement was executed. Developer further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

                  (remainder of page intentionally left blank)

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year first above written.

                                    LICENSOR:

                                    O'CHARLEY'S INC.,
                                    a Tennessee corporation

                                    By: /s/ Edward C. Hastings
                                        ------------------------------------
                                        Name: Edward C. Hastings
                                        Title: Vice President of Franchising

                                    DEVELOPER:

                                    O'CANDALL GROUP, INC.
                                    an Ohio corporation

                                    By: /s/ Sam Covelli
                                        ------------------------------------
                                        Sam Covelli, President

                                    CONTROLLING PRINCIPAL:

                                    /s/ Sam Covelli
                                    ----------------------------------------
                                    * Sam Covelli, Individually

* Sam Covelli is also the Developer's Operating Principal

                                   SCHEDULE 1
                            TO DEVELOPMENT AGREEMENT

1. TERRITORY: "Territory" shall include the following:

   GRANT AREA NO. 1:

   The exclusive Territory includes in the state of Ohio the following:
   CLEVELAND-AKRON (CANTON) DMA consisting of the counties of: Ashtabula, Lake, Geauga, Cuyahaga, Lorain, Erie, Huron, Richland, Ashland, Holmes, Wayne, Medina, Summit, Tuscarawas, Stark, Portage and Carroll. TOLEDO DMA consisting of the counties of: Williams, Fulton, Lucas, Defiance, Putnam, Henry, Wood, Hancock, Ottawa, Sandusky, Seneca and Wyando. YOUNGSTOWN DMA consisting of the counties of: Trumbull, Mahoning and Columtiana. WHEELING - STEUBENVILLE DMA consisting of the counties of Jefferson, Harrison, Belmont, Brooke, Noble and Monroe. ZANESVILLE DMA consisting of the county of Muskingum. In the state of Michigan the following: TOLEDO DMA consisting of the county of Lenawee. In the state of West Virginia the following: WHEELING - STEUBENVILLE DMA consisting of the counties of Tyler, Wetzel, Marshall, Ohio, Brooke and Hancock. In the state of Pennsylvania the following: YOUNGSTOWN DMA consisting of the county of Mercer.

   GRANT AREA NO. 2:

   The exclusive Territory includes in the state of Florida the following:
   ORLANDO-DAYTONA BEACH-MELBOURNE DMA consisting of the counties of: Flager, Marion, Vousia, Sumter, Lake, Seminole, Orange, Osceola, Brevard and the counties of Indian River, St. Lucie, Okeechobee and Martin IN THE WEST PALM BEACH - FT. PIECE DMA.

   GRANT AREA NO. 3:

   The exclusive Territory includes in the state of Pennsylvania the following:
   ERIE DMA consisting of the counties of: Erie, Crawford and Warren. JOHNSTOWN-ALTOONA DMA consisting of the counties of: Elk, Cameron, Jefferson, Clearfield, Centre, Cambia, Blair, Huntingdon, Bedford and Somerset. PITTSBURGH DMA consisting of the counties of: Venango, Forest, Clarion, Lawrence, Beaver, Butler, Armstrong, Indiana, Allegheny, Westmoreland, Washington, Green, Fayette. In the state of West Virginia the following:
   PITTSBURGH DMA consisting of the counties of Magnolia and Preston. In the CLARKSBURG-WESTON DMA consisting of the counties of: Marion, Doddridge, Ritchie, Gilmer, Harrison, Lewis, Upshur, Webster, Taylor, Barbour, Randolph and Tucker. In the state of Maryland the following: PITTSBURGH DMA consisting of the county of Garrett.

   GRANT AREA NO. 4:

   The exclusive Territory includes in the state of Florida the following:
   TAMPA-ST. PETERSBURG (SARASOTA) DMA consisting of the counties of: Citrus, Hernando, Pasco, Pinellas, Hillsborough, Manatee, Sarasota, Polk, Hardee and Highlands.

2. DEVELOPMENT SCHEDULE: See Exhibit 1 attached hereto - "Covelli Development Matrix". "Cumulative Units" includes existing Restaurants, if any, purchased or acquired by Developer from Licensor.

3. PROJECTED OPENING DATES: See Exhibit 1 attached hereto - "Covelli Development Matrix".

                             EXHIBIT 1 TO SCHEDULE 1

                           COVELLI DEVELOPMENT MATRIX

                                         GRANT        GRANT          GRANT           GRANT         NEW           CUMULATIVE
YEARS             SCHEDULE                 1            2              3               4          UNITS            UNITS
-----             --------               -----        -----          -----           -----        -----          ----------
 2006                1                                                                              2                2

 2007                2                                                                              6                8

 2008                3                                                                              8                16

 2009                3                                                                              8                24

 2010                3                                                                              8                32

 2011                3                                                                              8                40

 2012                2                                                                              6                46

 2013                4                                                                              4                50

  Minimum
Total in each                              10           10             10              10
  Grant

   -  Schedule:

      1. Two units must be opened; must be located in at least two different Grants.

      2. One unit must be opened in each Grant; two additional units must be opened in any one or more of the Grants.

      3. Two units must be opened in each Grant;

      4. Four units must be opened in any one or more of the Grants.

   - Each year half of the units must open by June 1; the balance for the year must open by November 1.

   -  No units may open between November 15 and January 15.

                                  ATTACHMENT A
                            TO DEVELOPMENT AGREEMENT

                                O'CHARLEY'S INC.
                               OPERATING AGREEMENT

                      [See Exhibit C of Offering Circular]

                                  ATTACHMENT B
                            TO DEVELOPMENT AGREEMENT

                                   LEASE RIDER

      This Lease Rider is made and entered into this ____ day of ____________, 20___ by and between O'CHARLEY'S INC., a Tennessee corporation ("Licensor"), _________________ ("Operator") and ____________________("Landlord").

      WHEREAS, Licensor and Operator are parties to that certain Development Agreement dated as of _____________, 20___ ("Development Agreement");

      WHEREAS, Operator and Landlord desire to enter into a lease (the "Lease") pursuant to which Operator will occupy the premises located at ___________________________________ (the "Premises") for a full-service
O'Charley's restaurant (the "Restaurant") licensed under the Development Agreement and an Operating Agreement to be executed between Licensor and Operator prior to the opening of the Restaurant (the "Operating Agreement"); and

      WHEREAS, as a condition to entering into the Lease, the Operator is required under the Operating Agreement to execute this Lease Rider along with the Landlord and Licensor;

      NOW, THEREFORE, in consideration of the mutual undertakings and commitments set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      (1) During the term of the Operating Agreement, the Premises shall be used only for the operation of the Restaurant.

      (2) Landlord consents to Operator's use of such proprietary marks ("Proprietary Marks") and signs, neons, interior and exterior decor items, color schemes, plans, specifications and related components of the O'Charley's restaurant system ("System") as Licensor has prescribed, and may in the future prescribe, for the Restaurant.

      (3) Landlord agrees to send Licensor copies of any and all letters and notices sent to Operator pertaining to the Lease and the Premises at the same time that such letters and notices are sent to Operator.

      (4) Licensor shall have the right to enter the Premises to make any modification or alteration necessary to protect the O'Charley's Restaurant, the System and Proprietary Marks or to cure any default under the Operating Agreement or any development agreement entered into between Licensor and Operator or under the Lease, without being guilty of trespass or any other crime or tort.

      (5) In the event of Operator's default under the terms of the Lease, Licensor may, but is not required, to cure the default and may assume the lease in Licensor's name. Licensor shall make this determination within thirty (30) days after Licensor receives notice of the default. If Licensor elects to cure the default, Licensor shall cure the default within thirty (30) days of such election or, if the default cannot be reasonably cured within such thirty (30) day period, then Licensor shall commence and proceed to cure the default within such time as is reasonably necessary to cure the default. If Licensor also elects to assume the Lease, Landlord agrees to recognize Licensor as the Tenant under the Lease and Operator shall no longer have any rights thereunder.

      (6) Operator shall be permitted to assign the Lease to Licensor or to Licensor's assignees upon the expiration or earlier termination of the Operating Agreement and the Landlord hereby consents to such assignment and agrees not to impose or assess any assignment fee or similar charge or increase or accelerate rent under the Lease in connection with such assignment, or require Licensor to pay any past due rent or other financial obligation of Operator to Landlord, it being understood that Landlord shall look solely to the Operator for any rents or other financial obligations owed to Landlord prior to such assignment. Landlord and Operator acknowledge that Licensor is not a party to the Lease and shall have no liability under the Lease, unless and until the Lease is assigned to, and assumed by, Licensor.

      (7) Except for the Operator's obligations to Landlord for rents and other financial obligations accrued prior to the assignment of the Lease, in the event of such assignment, Licensor or any assignee designated by Licensor will agree to assume from the date of assignment all obligations of Operator remaining under the Lease, and in such event Licensor or any affiliate shall assume Operator's occupancy rights, Operator's rights under any renewal or purchase options, and the right to sublease the Premises, for the remainder of the term of the Lease including any applicable renewal periods.

      (8) Notwithstanding anything contained in this Lease Rider and in the Lease, Licensor is expressly authorized, without the consent of the Landlord, to sublet the Leased Premises to an authorized franchisee, provided such subletting is specifically subject to the terms of this Lease and further provided the franchisee expressly assumes all obligations of the Lease. Licensor agrees to notify Landlord as to the name of the franchisee within then (10) days after such subletting.

      (9) Operator shall not assign the Lease or renew or extend the term thereof without the prior written consent of Licensor.

      (10) Landlord and Operator shall not amend or otherwise modify the Lease in any manner that could materially affect any of the foregoing requirements without the prior written consent of Licensor.

      (11) The terms of this Lease Rider will supersede any conflicting terms of the Lease.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Lease Rider as of the date first above written.

                                      O'CHARLEY'S INC.
                                      a Tennessee corporation

                                      By: ____________________________________
                                          Name:  _____________________________
                                          Title:  ____________________________

                                      OPERATOR:

                                      ________________________________________

                                      By:  ___________________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                      LANDLORD:
                                      ________________________________________

                                      By: ____________________________________
                                          Name:  _____________________________
                                          Title:  ____________________________

                                  ATTACHMENT C
                            TO DEVELOPMENT AGREEMENT

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

      This Agreement is made and entered into this _____ day of May, 2005, between O'Charley's Inc., a Tennessee corporation ("Licensor"), O'Candall Group, Inc. ("Developer") and ____________ ("Covenantor").

                                    RECITALS:

      WHEREAS, Licensor, as a result of the expenditure of time, skill, effort and money, has developed and owns the rights to develop and operate a unique system (the "System") of full service varied menu casual dining restaurants ("Restaurants") which feature freshly prepared items such as hand-cut and aged steaks, fresh chicken, seafood, homemade yeast rolls and fresh-cut salads with special recipe dressings and which serve alcoholic beverages through a full-service bar all under the trademark O'Charley's(R);

      WHEREAS, the System includes, but is not limited to, certain trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin, including, but not limited to, the mark O'Charley's(R) and such other trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin as Licensor may develop in the future to identify for the public the source of services and products marketed under such marks ("Marks") and under the System;

      WHEREAS, the Marks represent the System's high standards of quality, appearance and service; distinctive exterior and interior design, decor, color scheme and furnishings; special recipes and menu items; uniform standards, specifications and procedures for operations; quality and uniformity of products and services offered; procedures for inventory and management and financial control; training and assistance; and advertising and promotional programs; all of which may be changed, improved and further developed by Licensor from time to time and are used by Licensor in connection with the operation of the System ("Trade Secrets");

      WHEREAS, the Marks and Trade Secrets provide economic advantages to Licensor and are not generally known to, and are not readily ascertainable by proper means by, Licensor's competitors who could obtain economic value from knowledge and use of the Marks and Trade Secrets;

      WHEREAS, Licensor has taken and intends to take all reasonable steps to maintain the confidentiality and secrecy of the Trade Secrets;

      WHEREAS, Licensor has granted Developer the limited right to develop Restaurants using the System, the Marks and the Trade Secrets for the period defined in the development agreement made and entered into as of even date herewith ("Development Agreement"), by and among Licensor, Developer and Developer's Controlling Principals;

      WHEREAS, Licensor and Developer have agreed in the Development Agreement on the importance to Licensor and to Developer and other licensed users of the System of restricting the use, access and dissemination of the Trade Secrets;

      WHEREAS, it will be necessary for certain employees, agents, independent contractors, officers, directors and interest holders of Developer, or any Entity having an interest in Developer ("Covenantor") to have access to and to use some or all of the Trade Secrets in the management and operation of Developer's business using the System;

      WHEREAS, Developer has agreed to obtain from those Covenantors prior written agreements protecting the Trade Secrets and the System against unfair competition;

      WHEREAS, Covenantor wishes to remain with, to become employed by or associated with Developer;

      WHEREAS, Covenantor wishes and needs to receive and use the Trade Secrets in the course of Covenantor's employment or association in order to effectively perform Covenantor's services for Developer; and

      WHEREAS, Covenantor acknowledges that receipt of and the right to use the Trade Secrets constitutes independent valuable consideration for the representations, promises and covenants made by Covenantor herein.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.    Confidentiality Agreement

      1.1 Licensor and/or Developer may disclose to Covenantor some or all of the Trade Secrets relating to the System. All information and materials, including, without limitation, any manuals, drawings, specifications, techniques and compilations of data which Licensor provides to Developer and/or Covenantor shall be deemed confidential Trade Secrets for the purposes of this Agreement.

      1.2 Covenantor shall receive the Trade Secrets in confidence and shall, at all times, maintain them in confidence, and use them only in the course of Covenantor's employment by or association with Developer and then only in connection with the development and/or operation by Developer of Restaurants using the System for so long as Developer is licensed by Licensor to use the System.

      1.3 Covenantor shall not at any time make copies of any documents or compilations containing some or all of the Trade Secrets without Licensor's prior written consent.

      1.4 Covenantor shall not at any time disclose or permit the disclosure of the Trade Secrets except to other employees of Developer and then only to the limited extent necessary to train or assist other employees of Developer in the development or operation of a Restaurant using the System.

      1.5 Covenantor shall immediately surrender any material containing some or all of Licensor's Trade Secrets to Licensor, upon request, or upon termination of employment by or association with Developer, or upon conclusion of the use for which such information or material may have been furnished to Covenantor.

      1.6 Covenantor shall not at any time, directly or indirectly, do any act or omit to do any act that would or would likely be injurious or prejudicial to the goodwill associated with the Trade Secrets and the System.

      1.7 All manuals are loaned by Licensor to Developer for limited purposes only and remain the property of Licensor and may not be reproduced, in whole or in part, without Licensor's prior written consent.

2.    Covenants Not to Compete

      2.1 In order to protect the goodwill and unique qualities of the System and the confidentiality and value of the Trade Secrets, and in consideration for the disclosure to Covenantor of the Trade Secrets, Covenantor further agrees and covenants that while employed by Developer Covenantor will not:

            a. Divert, or attempt to divert, directly or indirectly, any business, business opportunity or customer of the Restaurants to any competitor.

            b. Employ, or seek to employ, any person who is at the time (or has been within the preceding six (6) months) employed by Licensor, or any of its Affiliates, or any operator or developer of Licensor, or otherwise directly or indirectly induce such person to leave that person's employment, except as may occur in connection with Developer's employment of such person if permitted under the Development Agreement.

            c. Except with respect to Restaurants described in the Development Agreement and other restaurants operated under operating agreements between Developer and its Affiliates, and Licensor or its Affiliates, directly or indirectly, for Covenantor or through, on behalf of, or in conjunction with any person, persons, partnership, corporation, limited liability company, association, trust, unincorporated association, joint venture or other Entity, without the prior written consent of Licensor, own, maintain, operate, engage in or have any financial or beneficial interest in (including any interest in corporations, partnerships, limited liability companies, associations, trusts, unincorporated associations, joint ventures or other entities), advise, assist or make loans to, any business that operates a full service, varied menu, casual dining restaurant that features freshly prepared items such as steaks, seafood, homemade baked goods and fresh cut salads, and that serves alcoholic beverages through a full-service bar, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Licensor has used, sought registration of or registered the same or similar Marks or operates or licenses others to operate a business under the same or similar Marks.

      2.2 In further consideration for the disclosure to Covenantor of the Trade Secrets and to protect the uniqueness of the System, Covenantor agrees and covenants that for one (1) year following the earlier of the expiration, termination or transfer of all of Developer's interest in the

Development Agreement or the termination of Covenantor's employment by or association with Developer, Covenantor will not without the prior written consent of Licensor:

            a. Divert or attempt to divert, directly or indirectly, any business, business opportunity or customer of the Restaurants to any competitor.

            b. Employ or seek to employ any person who is at the time (or has been within the preceding six (6) months) employed by Licensor, or any of its Affiliates, or any operator or developer of Licensor, or otherwise directly or indirectly induce such persons to leave that person's employment.

            c. Except with respect to other restaurants operated under operating agreements between Developer and its Affiliates, and Licensor or its Affiliates, directly or indirectly, for Covenantor or through, on behalf of or in conjunction with any person, persons, partnership, corporation, limited liability company, association, trust, unincorporated association, joint venture or other Entity own, maintain, operate, engage in or have any financial or beneficial interest in (including any interest in corporations, partnerships, limited liability companies, associations, trusts, unincorporated associations, joint ventures or other entities), advise, assist or make loans to, any business that operates a full service, varied menu, casual dining restaurant that features freshly prepared items such as steaks, seafood, homemade baked goods and fresh cut salads, and that serves alcoholic beverages through a full-service bar, which business is, or is intended to be, located within the Territory, as such term is defined in the Development Agreement (and as described in an attachment thereto), or within a fifteen (15)-mile radius of the location of any O'Charley's restaurant or food service facility in existence or under construction (or where land has been purchased or a lease executed for the construction of an O'Charley's restaurant or other food service facility) as of the earlier of (i) the expiration or termination of, or the transfer of all of Developer's interest in, the Development Agreement; or (ii) the time Covenantor ceases to be employed by or associated with Developer, as applicable.

3.    Miscellaneous

      3.1 Developer shall make all commercially reasonable efforts to ensure that Covenantor acts as required by this Agreement.

      3.2 Covenantor agrees that in the event of a breach of this Agreement, Licensor would be irreparably injured and be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions hereof, Licensor shall be entitled to enforce the provisions of this Agreement and shall be entitled, in addition to any other remedies which are made available to it at law or in equity (including any right to terminate the Development Agreement or any operating agreement, as provided therein), to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without the necessity of showing actual or threatened harm and without being required to furnish a bond or other security.

      3.3 Covenantor agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Licensor and Developer in enforcing this Agreement.

      3.4 Any failure by Licensor or the Developer to object to or take action with respect to any breach of any provision of this Agreement by Covenantor shall not operate or be construed as a waiver of or consent to that breach or any subsequent breach by Covenantor.

      3.5 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES. COVENANTOR HEREBY IRREVOCABLY SUBMITS HIMSELF TO THE JURISDICTION OF THE STATE AND THE FEDERAL DISTRICT COURTS LOCATED IN THE STATE, COUNTY OR JUDICIAL DISTRICT IN WHICH THE LICENSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED. COVENANTOR HEREBY WAIVES ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. COVENANTOR HEREBY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON HIM IN ANY PROCEEDING RELATING TO OR ARISING UNDER THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY APPLICABLE STATE OR FEDERAL LAW. COVENANTOR FURTHER AGREES THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE THE COUNTY OR JUDICIAL DISTRICT IN WHICH LICENSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED AT THE TIME SUCH PROCEEDING IS COMMENCED; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION WHICH INCLUDES INJUNCTIVE RELIEF OR OTHER EXTRAORDINARY RELIEF, LICENSOR OR DEVELOPER MAY BRING SUCH ACTION IN ANY COURT IN ANY STATE WHICH HAS JURISDICTION.

      3.6 The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area, and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Licensor. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in any unappealed final decision to which Licensor is a party, Covenantor expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

      3.7 This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may be modified only by a duly authorized writing executed by all parties.

      3.8 All notices and demands required to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service, certified or registered mail, return receipt requested, first-class postage prepaid, facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission), to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other parties.

         If directed to Licensor, the notice shall be addressed to:

                  O'Charley's Inc.
                  3038 Sidco Drive
                  Nashville, TN 37204
                  Attention: Director of Franchising
                  Facsimile: (615) 782-5043

         If directed to Developer, the notice shall be addressed to:

                  O'Candall Group, Inc.
                  3900 E. Market Street
                  Warren, Ohio  44484
                  Attention: Mr. Sam Covelli
                  Facsimile: (330) 856-2094

         If directed to Covenantor, the notice shall be addressed to:

                  ___________________________
                  ___________________________
                  ___________________________
                  Attention:_________________
                  Facsimile:_________________

Any notices sent by personal delivery shall be deemed given upon receipt. Any notices given by telex or facsimile shall be deemed given upon transmission, provided confirmation is made as provided above. Any notice sent by expedited delivery service or registered or certified mail shall be deemed given three (3) business days after the time of mailing. Any change in the foregoing addresses shall be effected by giving fifteen (15) days written notice of such change to the other parties. Business days for the purpose of this Agreement excludes Saturday, Sunday and the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

      3.9 The, rights and remedies of Licensor under this Agreement are fully assignable and transferable and shall inure to the benefit of its respective Affiliates, successors and assigns. The respective obligations of Developer and Covenantor hereunder may not be assigned by Developer or Covenantor, without the prior written consent of Licensor.

                  (remainder of page intentionally left blank)

      IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures

                                    LICENSOR:

                                    O'Charley's Inc.,
                                    a Tennessee corporation

                                    By: ____________________________________
                                        Name: ______________________________
                                        Title: _____________________________

                                    OPERATOR:

                                    O'CANDALL GROUP, INC.

                                    By: ____________________________________
                                        Name: ______________________________
                                        Title: _____________________________

                                    COVENANTOR:

                                    ________________________________________
                                        Name: ______________________________

                                  ATTACHMENT D
                            TO DEVELOPMENT AGREEMENT

                 STATEMENT OF OWNERSHIP INTERESTS AND PRINCIPALS

A. The following is a list of stockholders, members, partners or other investors in Developer, including, all investors who own or hold a direct or indirect interest in Developer, and a description of the nature of their interest:

Name                 Percentage of Ownership/Nature of Interest
----                 ------------------------------------------
Sam Covelli          100% legal ownership

A. The following is a list of all Principals described in and designated pursuant to Section XIV(E) of the Development Agreement, each of whom shall execute the Confidentiality and Non-Compete Agreement substantially in the form set forth in Attachment C (see Sections IX(B)(2) and IX(I) of the Development Agreement):

Name
----

Robert Fiorino

Michael G. Marando

* Sam Covelli is also a Principal of the Developer, but is not required to execute the Confidentiality and Non-Compete Agreement (Attachment C).

B. The following is a list of all of Developer's Controlling Principals described in and designated pursuant to Section XIV(E) of the Development Agreement.

Name
----

Sam Covelli

                                  ATTACHMENT E
                            TO DEVELOPMENT AGREEMENT

                                    GUARANTY

      Each of the undersigned acknowledges and agrees as follows:

      (1) Each has read the terms and conditions of the Development Agreement (the "Development Agreement") dated as of May 18, 2005 by and among O'Charley's Inc., a Tennessee corporation, O'Candall Group, Inc. and each of the undersigned (the "Controlling Principals") and acknowledges that the execution of this guaranty and the undertakings of the Controlling Principals in the Development Agreement are in partial consideration for, and a condition to, the granting of the development rights in the Development Agreement, and that Licensor would not have granted such rights without the execution of this guaranty and such undertakings by each of the undersigned;

      (2) Each is included in the term "Controlling Principals" as described in
Section XIV(E) of the Development Agreement;

      (3) Each individually, jointly and severally, makes all of the representations, warranties, covenants and agreements of the Controlling Principals set forth in the Development Agreement and is obligated to perform thereunder; and

      (4) Each individually, jointly and severally, unconditionally and irrevocably guarantees to Licensor and its successors and assigns that all of Developer's obligations under the Development Agreement will be punctually paid and performed. Upon default by Developer or upon notice from Licensor, each will immediately make each payment and perform each obligation required of Developer under the Development Agreement. Without affecting the obligations of any of the Controlling Principals under this guaranty, Licensor may, without notice to the Controlling Principals, waive, renew, extend, modify, amend or release any indebtedness or obligation of Developer, or settle, adjust or compromise any claims that Licensor may have against Developer. Each of the Controlling Principals waives all demands and notices of every kind with respect to the enforcement of this guaranty, including, without limitation, notice of presentment, demand for payment or performance by Developer, any default by Developer or any guarantor and any release of any guarantor or other security for this guaranty or the obligations of Developer. Licensor may pursue its rights against any of the Controlling Principals without first exhausting its remedies against Developer and without joining any other guarantor hereto and no delay on the part of Licensor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Licensor of any right or remedy shall preclude the further exercise of such right or remedy. Upon receipt by Licensor of notice of the death of any of the Controlling Principals, the estate of the deceased will be bound by the foregoing guaranty, but only for defaults and obligations under the Development Agreement existing at the time of death, and in such event, the obligations of the remaining Controlling Principals shall continue in full force and effect.

      Additionally, with respect to the individual designated as the Operating Principal, the Operating Principal acknowledges that the undertakings by the Operating Principal under this guaranty are made and given in partial consideration of, and as a condition to, Licensor's grant of rights to develop Restaurants as described herein. The Operating Principal individually, jointly and severally, makes all of the covenants, representations and agreements of Developer and the Operating Principal set forth in the Development Agreement and is obligated to perform hereunder.

                                             THE CONTROLLING PRINCIPAL:

                                             /s/ Sam Covelli
                                             --------------------------
                                             *Sam Covelli

* Sam Covelli is also the Developer's Operating Principal

                        ADDENDUM TO DEVELOPMENT AGREEMENT
                                    (COVELLI)

            THIS ADDENDUM TO DEVELOPMENT AGREEMENT (the "Addendum") is made and entered into this 18th day of May, 2005, by and among O'CHARLEY'S INC., a Tennessee corporation ("Licensor"), and O'Candall Group, Inc., an Ohio corporation ("Developer") and Sam Covelli, an individual residing in the State of Ohio ("Controlling Principal").

                                    RECITALS:

      A. The parties have contemporaneously with the execution of this Addendum, executed and delivered a certain Development Agreement (the "Development Agreement"), pursuant to which Developer was granted the right to develop a specified number of O'Charley's restaurant within the territory specified therein.

      B. The parties have agreed to amend, modify and supplement the provisions of the Development Agreement as hereinafter provided.

      NOW, THEREFORE, for and in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

      1. The parties stipulate that for purposes of Section I.B(6), the term "Location" shall include the agreed upon protected radius for that Location, as set forth in the applicable Operating Agreement.

      2. The third sentence of Section II.C is hereby amended to read as follows:

      "In the event that Developer fails to open a Restaurant at any such site, Developer shall reimburse Licensor for Licensor's expenditures with respect to that site except for the on-site evaluation costs performed by Developer at no additional charge pursuant to Section III.D(1)(b)."

      3. The seventh sentence of Section III.B(2) is hereby amended to read as follows:

      "The lost revenue fee shall be determined by multiplying (x) by (y) where
      (x) equals the number of Accounting Periods (both complete and partial) between the closing of the Restaurant and the opening of the replacement Restaurant and (y) equals sum of the monthly continuing royalty fee rate and the advertising fee rate, multiplied by the greater of: (i) the closed Restaurant's Gross Sales (as that term is defined in the Operating Agreement) for its last full Accounting Period of operation, or (ii) the average of the Restaurant's last twelve (12) Accounting

      Periods (or such shorter period the Restaurant has been operating) of Gross Sales."

      4. Section III.D is hereby amended by deleting the word "Operator" from the third sentence thereof and by substituting in lieu thereof the word "Developer".

      5. The second sentence and the remainder of Section III.D(1)(b) are hereby amended to read as follows:

      "Licensor (or its designee) will provide at no additional charge to Developer three (3) on-site evaluations for each of the first three (3) Restaurants to be developed hereunder, and one (1) on-site evaluation for each additional Restaurant to be developed hereunder. Any of the available nine (9) on-site evaluations for the first three (3) Restaurants which are not used by Developer may be used and applied by Developer to obtain a second on-site evaluation at no additional charge for any of the additional Restaurants to be developed hereunder. Thereafter, if additional on-site evaluations are deemed appropriate by Licensor, or upon Developer's reasonable request, Licensor reserves the right to charge a fee for each such evaluation representing the direct, reasonable, out of pocket expenses incurred by Licensor (or its designee) in connection with such on-site evaluation, including, without limitation, the cost of travel, lodging and meals."

      6. Section VI.A(1) is hereby amended by deleting the word "make" in the first sentence thereof and by substituting in lieu thereof the word "makes".

      7. The first sentence of Section VI.A(1)(i) is hereby amended to read as follows:

      "Developer and each Controlling Principal have provided Licensor with the most recent financial statements of Developer and each Controlling Principal. Developer shall provide an annual balance sheet, income statement, statement of shareholders' equity and statement of cash flows in the form prescribed by Licensor (which shall be unaudited, or audited, if available) within one hundred twenty (120) days after Developer's fiscal year end."

      8. Section VI.A(2) is amended to read as follows:

      "Upon the execution of this Agreement, Developer shall designate and retain an individual to serve as Operating Principal of Developer ("Operating Principal"). The designated Operating Principal may also be a Controlling Principal of Developer. The initial Operating Principal and Controlling Principal shall be Sam Covelli."

      9. With respect to Section VI.A(3), the parties stipulate that any payments made by Developer with respect to any "Covered Individual" are intended to be the sole and entire remedy of the former employer; however, Developer shall use diligent efforts to obtain a release to such effect prior to making any such payment to the former employer, and Licensor shall have no obligation to Developer if Developer is unable to obtain such a release for any underlying obligation to the former employer.

      10.   Section VII.D is hereby amended to read as follows:

      "Upon default by Developer under Sections VII(B) or VII(C), Licensor has the option, in its sole discretion, in lieu of exercising its option to terminate this Agreement as provided in Sections VII(B) and (C), to do any one or more of the following:

            (1) terminate or modify any territorial rights granted to Developer in Article I;

            (2)   reduce the area of such territorial rights;

            (3) reduce the number of Restaurants which Developer may establish pursuant to Section III(B)(l);

            (4)   accelerate the Development Schedule;

            (5) with respect to Section VII(B)(l), permit Developer to obtain an extension of the Development Schedule under Section III(B); or

            (6) terminate or modify any right granted to Developer in Section I(B).

In addition, Licensor may pursue any other remedy Licensor may have at law or in equity; provided, however, that Licensor shall not be entitled to recover money damages for lost revenues or profits solely because of a failure of Developer to meet the Development Schedule set out herein so long as Developer shall demonstrate that such failure has occurred despite the exercise of all commercially reasonable efforts on Developer's part to meet such Development Schedule."

      11. The third sentence of Section IX.B(1) is hereby amended and supplemented to read as follows:

      "Any and all information, knowledge, know-how, techniques and any materials used in or related to the System which Licensor provides to Developer in connection with this Agreement shall be deemed confidential for the purposes of this Agreement; provided, however, that confidential information shall not include (i) information that was or becomes known to the public through no fault of Developer or any Controlling Principal, or
      (ii) information that becomes available to Developer from a person who has no obligation to keep such information confidential. The burden of proof that any information is covered by the exceptions specified in clause (i) or clause (ii) above shall be upon Developer and Controlling Principal."

      12. The second sentence of Section IX.H is hereby amended to read as follows:

      "Developer and Controlling Principals agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by Licensor in connection with the enforcement of this Section in the event Licensor prevails in connection with the enforcement of this Section."

      13. The first sentence of Section XV.E is hereby amended to read as follows:

      "Without limiting any of the foregoing, Developer and each Controlling Principal acknowledge and agree that Licensor has the right, at any time, to create an independent, unbiased dispute resolution program and related specifications, standards, procedures and rules for the implementation thereof to be administered by Licensor or its designees for the benefit of all developers conducting business under the System."

      14. Section 3.3 of Attachment C is hereby amended to read as follows:

      "Covenantor agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Licensor and Operator in the event Licensor prevails in any action to enforce this Agreement."

      15. Modification of Provisions of the Operating Agreement. Pursuant to the Development Agreement, Developer is obligated to execute and deliver an Operating Agreement with respect to each O'Charley's restaurant it opens. The parties agree that in connection with the execution of each Operating Agreement, they shall execute and deliver an Addendum to Operating Agreement in the form attached hereto as EXHIBIT A, which is hereby incorporated herein by reference.

      16. General. To the extent that the provisions of this Addendum are in direct conflict with the provisions of the Operating Agreement, the provisions of this Addendum shall control.

      17. Corporate Structure. Developer has advised Licensor that it desires to establish a separate Operator for each state in which Developer will be constructing and opening Restaurants. Licensor hereby consents to such a structure, provided that each Operator and all Controlling Principals guarantee the obligations of each other Operator to O'Charley's and its affiliates. Such guarantee shall be substantially in the form attached hereto as EXHIBIT X. A breach or default under any Operating Agreement between Licensor and any such Operator, if not timely cured (if cure is permitted), shall constitute a material default under Section VII.B of the Development Agreement.

      18. Definition of Affiliate. For purposes of this Addendum, the Development Agreement, each Operating Agreement and each Addendum to the Operating Agreement, the term "Affiliate" shall mean a person or Entity that is controlled by, controlling or under common control with such person or Entity.

      19. Fees; Duties; Grants of Territory. Notwithstanding anything contained in the Development Agreement or any Operating Agreement executed pursuant thereto to the contrary:

      (a) Licensor and Developer agree that the Territory, as described in
Section I.A of the Development Agreement, has been divided into four grants (each, a "Grant" and collectively, the "Grants"). It is the intent of the parties that for certain purposes, each Grant shall be treated as being a separate Territory.

      (b)   Section II.A is hereby amended by adding thereto the following:

      "Notwithstanding anything contained herein or in any Operating Agreement to the contrary, Developer shall pay Licensor an initial license fee of Fifty Thousand Dollars ($50,000) for each of the first eight (8) Restaurants developed pursuant to this Agreement (regardless of which Grant may be applicable to such Restaurants) and Twenty-Five Thousand Dollars ($25,000) for each additional Restaurant developed pursuant to this Agreement. Of the sum paid pursuant to the first sentence of this
      Section II.A, $10,000 thereof shall be applied toward payment of the initial fee for each Restaurant opened pursuant to this Development Agreement."

      (c) For purposes of Section III.B.(3)(a-c), pertaining to extensions of time for complying with the Development Schedule, the extensions, including without limitation the fees to be paid therefor and the related Extension Periods shall be determined separately for each Grant.

      (d) For purposes of Section III.D.(1)(b), pertaining to site evaluations, Licensor's right to charge therefor shall be determined separately for each Grant.

      (e) With respect to the level of training for new Restaurant openings to be provided by Licensor to Developer pursuant to Section VII.E of each Operating Agreement, the parties agree that the level of training described in Section VII.E.(1)(a) of the Operating Agreement shall be applicable for the first two Restaurants constructed under the Development Agreement in each Grant; the level of training described in Section VII.E.(3)(b) of the Operating Agreement shall be applicable for the next Restaurant constructed under the Development Agreement in each Grant; and the level of training described in Section VII.E.(3)(c) of the Operating Agreement shall be applicable for any additional Restaurants constructed under the Development Agreement in each Grant.

      20. Corporate Charter. Licensor acknowledges that Developer's corporate charter does not provide that the activities of Developer are confined exclusively to the development and operation of O'Charley's Restaurants as required under Section VI.A.(1)(c) of the Development Agreement. Developer agrees to amend its corporate charter so that it is in compliance with Section VI.A(1)(c) of the Development Agreement and provide Licensor with evidence of the same within thirty (30) days after the date hereof.

            IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed under seal as of the date of the Development Agreement.

                                    LICENSOR:

                                    O'CHARLEY'S INC.

                                    By: /s/ Edward C. Hastings
                                        ------------------------------------
                                        Title: Vice President of Franchising

                                    DEVELOPER:

                                    O'CANDALL GROUP, INC.

                                    By: /s/ Sam Covelli
                                        ------------------------------------
                                        Sam Covelli, President

                                    CONTROLLING PRINCIPAL:

                                    /s/ Sam Covelli
                                    ---------------------------------------
                                    Sam Covelli

                                    EXHIBIT A

                         ADDENDUM TO OPERATING AGREEMENT

                                   (attached)

                         ADDENDUM TO OPERATING AGREEMENT
                                    (COVELLI)

            THIS ADDENDUM TO OPERATING AGREEMENT is made and entered into this _____ day of ____________, 2005, by and among O'CHARLEY'S INC. , a Tennessee corporation ("Licensor"), _____________, a ______________ ("Operator"), and
_______________ ("Controlling Principal"), a resident of _________________.

RECITALS:

      A. The parties have, contemporaneously with the execution of this Addendum, executed and delivered a certain Operating Agreement (the "Operating Agreement"), pursuant to which Operator was granted the right to operate an O'Charley's restaurant at the location specified therein. The Operating Agreement was executed pursuant to that certain Development Agreement, dated May ___, 2005 by and between Licensor, O'Candall Group, Inc. ("Developer") and Sam Covelli.

      B. The parties have agreed to amend, modify and supplement the provisions of the Operating Agreement as hereinafter provided.

            NOW, THEREFORE, for and in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree that the Operating Agreement is hereby amended, modified and supplemented as follows:

      1.    Section I.D(1) is hereby amended to read as follows:

      "Licensor, its Affiliates, any O'Charley's developer or operator and any other authorized person or Entity shall have the right, at any time, to advertise and promote the System, but shall have no right to fill customer orders by providing catering and/or delivery services within the radius of the Location set forth on Attachment A hereto; provided, however, that if such covenant is violated, Operator's sole remedy shall be to recover the profits Operator would have achieved had it performed such activity."

      2.    Section IV.B(6) is hereby amended to read as follows:

      "Operator shall execute Licensor's then-current form of renewal operating agreement, which agreement shall supersede this Agreement in all respects and the terms of which may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty fee, marketing fee, advertising contribution or expenditure requirement, and any and all other documents Licensor may then require for renewal; provided, however, that Operator shall pay to Licensor, in lieu of an initial license fee, a renewal fee equal to
      (i) Licensor's then-current initial license fee for operators who have opened more than two (2) restaurants, multiplied by (ii) the ratio of the number of years in the renewal term divided by 20;"

      3. The first sentence of Section VII.B(8) is amended to read as follows:

      "Operator and each of the Controlling Principals have provided Licensor with the most recent reviewed (and audited, if available) financial statements of Operator and each of the Controlling Principals."

      4. Section XI.A.(2) is hereby amended by adding after the second sentence thereof new sentences, which shall read as follows:

      "For purposes of this Agreement, confidential information shall not include (i) information that was or becomes known to the public through no fault of Operator or any Controlling Principal, or (ii) information that becomes available to Operator from a person who has no obligation to keep such information confidential. The burden of proof that any information is covered by the exceptions specified in clause (i) or clause (ii) above shall be upon Operator and Controlling Principal."

      5.    Section XI.A(7) is hereby amended to read as follows:

      "Operator shall promptly reimburse Licensor for Licensor's actual cost of reproducing any replacement Manual requested by Operator."

      6.    Section XI.D is hereby amended to read as follows:

      "Operator and the Controlling Principals agree to pay all court costs and reasonable attorney's fees incurred by Licensor in connection with the enforcement of this Section, including payment of all costs and expenses for obtaining specific performance of, or an injunction against violation of, the requirements of such Section, if Licensor prevails in such proceeding."

      7. The first sentence of Section XII.B(2) is hereby amended to read as follows:

      "Operator shall, at its expense, provide to Licensor complete reviewed (and, if available, audited) annual financial statements for Operator prepared by an independent certified public accountant satisfactory to Licensor, within one hundred twenty (120) days after the end of each fiscal year of Operator during the term hereof, showing the financial position, results of operations, cash flows and owners' equity of Operator during such fiscal year."

      8. Section XII.E is hereby amended by adding thereto a new subparagraph which shall read as follows:

      "Notwithstanding anything contained in this Agreement to the contrary, Licensor shall use reasonable commercial efforts to prevent the disclosure of any financial or performance information pertaining to Operator's Affiliates (other than Developer or other Affiliates operating O'Charley's restaurants) so long as Operator has provided to Licensor separate financial or other performance information for Operator (such as, for example, separate financial statements or statements describing sales information for Operator's activities) that would make unnecessary the disclosure of the financial and other performance information that included such Affiliate. By way of example, and not of limitation, if Operator provides sales information for Operator and an Affiliate which is not engaged in the operation of O'Charley's restaurants, but does not provide information relating to the O'Charley's restaurants separately, Licensor would have the right to disclose the information as it pertains to such Affiliate."

      9. Section XII.G is hereby amended by adding the following sentence thereto:

"Licensor shall use reasonable commercial efforts to maintain the confidentiality of each Controlling Principal's financial statements furnished to Licensor, it being understood that Licensor shall have the right to disclose such information to Licensor's accountants, lenders, attorneys, and potential acquirors and their respective accountants, lenders and attorneys, or with the Controlling Principal's prior written consent to such other persons as Licensor may reasonably request (such consent not to be unreasonably withheld), provided that any such persons have signed confidentiality agreements protecting the confidentiality of such information or such persons are otherwise under a duty of confidentiality."

      10. The first sentence of Section XV.B(2) is hereby amended to read as follows:

      "If Operator wishes to transfer all or part of its interest in the assets of the Restaurant or in this Agreement or if Operator or a Controlling Principal wishes to transfer any ownership interest in Operator, the transferor and the proposed transferee shall apply to Licensor in writing for Licensor's consent, which may be withheld in Licensor's reasonable discretion based upon the factors listed below and such other business factors as Licensor shall consider in good faith relevant (it being understood that the burden of proving that Licensor has acted unreasonably or not in good faith shall be upon Operator or the applicable Principal)."

      11. The first sentence of Section XV.B(3) is hereby amended to read as follows:

      "Operator shall not grant a security interest in the Restaurant or in any of Operator's assets without Licensor's prior written consent, which shall not be unreasonably withheld based upon commercially reasonable standards (it being understood that the burden of proving that Licensor has acted unreasonably shall be upon Operator or the applicable Principal)."

      12. The last two sentences of Section XV.D(2) are hereby amended to read as follows:

      "In the event of such appraisal, each party shall bear its own legal and other costs, and the cost of its appraiser, and the cost of the third Qualified Appraiser shall be split in half between Licensor and Operator. In the event that Licensor exercises its right of first refusal herein provided, it shall have the right to set off (a) all fees for any such Qualified Appraiser due which Operator was required to pay hereunder, to the extent not previously paid by Operator, and (b) all amounts due from Operator or any of its Affiliates against any payment therefor."

      13. The last sentence of Section XV.I is hereby amended to read as follows:

      "Licensor also reserves the right to designate the transferee as one of the Controlling Principals if the transferor of such interest was a Controlling Principal."

      14. The last sentence of Section XVI.B is hereby amended and supplemented to read as follows:

      "Licensor shall have the option, in its sole discretion, to defend any action seeking Damages against Licensor or any of its affiliates as a result of any action or inaction by Operator or any other person resulting from or in connection with the operation of the Restaurant or to allow Operator to defend such action with counsel satisfactory to Licensor. Licensor shall have the right to participate in any action against Operator or Controlling Principals in which Licensor or its affiliates are not parties with Licensor's own counsel, but at its own expense, unless Operator and Controlling Principals have failed or refused to defend such action or are defending the same with counsel that Licensor has advised Operator and Controlling Principals as being unacceptable, in which event Licensor may defend the same at Operator's and Controlling Principals' expense."

      15.   Section XVIII.A(3)(f) is hereby amended to read as follows:

      "a threat or danger to public health or safety results from the construction, maintenance or operation of the Restaurant and Operator (i) fails to immediately eliminate such threat or danger, or (ii) fails to cease operation of the Restaurant immediately upon receipt of written notice from Licensor and thereafter fails to eliminate such threat or danger within three days after Operator's receipt of written notice from Licensor;"

      16.   Section XVIII.A(3)(r) is hereby amended to read as follows:

      "Operator fails to obtain, install and maintain the hardware, software and communications lines required pursuant to Section VIII(E)(10) and Operator fails to cure such default within forty-eight (48) hours following notice from Licensor or if such default cannot reasonably be cured within forty-eight
      (48) hours, Operator fails to promptly commence to cure such default and diligently pursue such cure to completion within a reasonable period of time."

      17.   Section XVIII.A(3)(m) is hereby amended to read as follows:

      "Operator knowingly maintains false books or records, or knowingly submits any false reports to Licensor;"

      18. The last sentence of Section XIX.K(1) is hereby amended to read as follows:

      "The costs of the third appraiser shall be split equally between Licensor and Operator. If Licensor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Operator or any Controlling Principal to Licensor or any of its Affiliates (including any costs for the appraisal and the Qualified Appraiser selected by Operator and Operator's share of the cost of the third-appraiser, in each case to the extent not previously paid by Operator) and any costs incurred in connection with any escrow arrangement (including reasonable legal fees) against any payment therefor and shall pay the remaining amount in cash."

      19.   Section XX.J is hereby amended to read as follows:

      "Without limiting any of the foregoing, Operator and each of the Controlling Principals acknowledge and agree that Licensor has the right, at any time, to create an independent, unbiased dispute resolution program and related specifications, standards, procedures and rules for the implementation thereof to be administered by Licensor or its designees for the benefit of all developers and operators conducting business under the System."

      20.   Section 3.3 of Attachment C is hereby amended to read as follows:

      "Covenantor agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Licensor and Operator in the event Licensor prevails in any action to enforce this Agreement."

      21. General. To the extent that the provisions of this Addendum are in direct conflict with the provisions of the Operating Agreement, the provisions of this Addendum shall control.

                  (remainder of page intentionally left blank)

      22. Corporate Structure. Developer and Operator have advised Licensor that Developer desires to establish a separate Operator for each state in which Developer will be constructing and opening Restaurants. Operator and all Controlling Principals hereby guarantee the obligations of each other Operator to O'Charley's and its Affiliates, and shall, upon request, execute and deliver to Licensor a guarantee in substantially the form attached hereto as Exhibit X. A breach or default under any Operating Agreement between Licensor and any such Operator, if not timely cured (if cure is permitted), shall constitute a material default under Section XVIII(A)(3) of the Operating Agreement.

            IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed under seal as of the date of the Operating Agreement.

                                    O'CHARLEY'S INC.

                                    By: ________________________________
                                        Title: _________________________

                                    [NAME OF OPERATOR]

                                    By: ________________________________
                                        Title:

                                    ____________________________________
                                    [NAME OF CONTROLLING PRINCIPAL]

                                    By: ________________________________
                                        Title: _________________________

                                    EXHIBIT X

                                    GUARANTY

                                R E C I T A L S:

      A. O'CHARLEY'S INC. ( "Licensor"), O'CANDALL GROUP, INC. ("Developer") and SAM COVELLI have entered into a certain Development Agreement, dated May 18, 2005 (the "Development Agreement"), pursuant to which Developer has agreed to construct, open and operate, through Affiliates ("Operators"), O'Charley's Restaurants.

      B. In connection with each O'Charley's Restaurant, one of the Operators will execute an Operating Agreement setting forth the terms and conditions pursuant to which such Restaurant will be constructed, opened and operated (an "Operating Agreement").

      C. Developer and the Controlling Principal have agreed that all obligations of Developer to Licensor and its Affiliates and all obligations of each Operator to Licensor and its Affiliates shall be guaranteed by Developer and each Operator.

      NOW THEREFORE, for and in consideration of the covenants and agreements contained herein, and in order to induce Licensor to enter into the Development Agreement and Operating Agreements, Developer and each Operator who shall become party to this Guaranty covenant and agree as follows:

      1. Developer and each such Operator hereby guarantees to Licensor and its Affiliates the payment and performance of all obligations of Developer under the Development Agreement and of each Operator under any Operating Agreement by and between Licensor and such Operator, whether now existing or hereafter executed, and agrees that if any Operator fails to pay or perform such obligations or liabilities (the "Guaranteed Liabilities"), Developer and each such Operator shall do so.

      2. Developer shall cause each Operator upon the execution of its first Operating Agreement with Licensor to execute the Operator Addendum attached hereto as Exhibit X-I, evidencing such Operator's guaranty of the Guaranteed Liabilities. Without affecting the obligations of Developer or any Operator, Licensor may, without notice to Developer or any Operator, waive, renew, extend, modify, amend or release any of the Guaranteed Liabilities or settle, adjust or compromise any claims that Licensor may have against Developer or any Operator. Developer and each of the Operators waive all demands and notices of every kind with respect to the enforcement of this Guaranty, including, without limitation, notice of presentment, demand for payment or performance by Developer or any Operator, any default by Developer or any Operator or any other guarantor and any release of any guarantor or other security for this Guaranty or any of the Guaranteed Liabilities. Licensor may pursue its rights against Developer or any Operator without first exhausting its remedies against Developer, any other Operator or any other guarantor and without joining any such guarantor hereto, and no delay on the part of Licensor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Licensor of any right or remedy shall preclude the further exercise of such right or remedy.

      The provisions of Section XV.B-XV.H of the Development Agreement are hereby incorporated herein by this reference, except that for purposes of such provisions, the term "Developer" shall include each Operator, jointly and severally.

      Developer and each Operator who executes an Operator Addendum hereby agrees that a default under any Operating Agreement shall be a default under each other Operating Agreement and under this Guaranty.

      Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Development Agreement, as now or hereafter amended, modified or supplemented.

            IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as of May 18, 2005.

                                    O'CANDALL GROUP, INC.

                                    By: /s/ Sam Covelli
                                        ---------------------------------
                                        Sam Covelli, President

                             EXHIBIT X-1 TO GUARANTY

                                OPERATOR ADDENDUM

            The undersigned Operator (as defined in the Guaranty to which this Addendum is attached) hereby guarantees the payment and performance of all Guaranteed Liabilities, as defined in the Guaranty, and agrees to be bound and subject to the provisions of such Guaranty.

      This Operator Addendum has been executed and delivered this __ day of _______, 200_.

                                            _________________________

                                            By: _____________________

                                                 Title: ______________